Exhibit 99.1

FIRST QUARTER 2012

FINANCIAL SUPPLEMENT

If you need further information, please contact:

Aarti Bowman, Investor Relations

901-523-4017

aagoorha@firsthorizon.com

Other Information

This financial supplement contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, customer and investor responses to these conditions, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, natural disasters, and items mentioned in this financial supplement and in First Horizon National Corporation’s (“FHN”) most recent press release, as well as critical accounting estimates and other factors described in FHN’s recent filings with the SEC. FHN disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments.

Use of Non-GAAP Measures

Certain ratios are included in this financial supplement that are non-GAAP, meaning they are not presented in accordance with generally accepted accounting principles (“GAAP”) in the U.S. FHN’s management believes such ratios are relevant to understanding the capital position and results of the Company. The non-GAAP ratios presented in this financial supplement are tangible common equity to tangible assets, tangible book value per common share, tier 1 common to risk weighted assets, adjusted tangible common equity to risk weighted assets, and net interest margin adjusted for fully taxable equivalent (“FTE”). These ratios are reported to FHN’s management and Board of Directors through various internal reports. Additionally, disclosure of non-GAAP capital ratios provides a meaningful base for comparability to other financial institutions as demonstrated by their use by various banking regulators in reviewing the capital adequacy of financial institutions. Non-GAAP measures are not formally defined by GAAP or codified in the federal banking regulations, and other entities may use calculation methods that differ from those used by FHN. Tier 1 capital is a regulatory term and is generally defined as the sum of core capital (including common equity and instruments that can not be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations. Also a regulatory term, risk weighted assets includes total assets adjusted for credit risk and is used to determine capital ratios. Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items on page 28 of this financial supplement.

FIRST HORIZON NATIONAL CORPORATION SEGMENT STRUCTURE

Regional Banking

- Traditional lending and deposit taking, investments, financial planning, trust services, asset management, and cash management

- Correspondent banking which provides credit, depository, and other banking related services to other financial institutions

Capital Markets

- Fixed income sales, trading, and strategies for institutional clients in the U.S. and abroad

- Other capital markets products such as portfolio advisory, derivatives, and loan trading

Corporate

- Executive management, enterprise-wide risk management, corporate finance, corporate communications, low income housing activities, legal functions and funding for the corporation including any impact from balance sheet positioning

- Various charges related to restructuring, repositioning, and efficiency initiatives

Non-Strategic

- Wind-down businesses that include:

- National consumer lending loan portfolios

- Trust preferred loan portfolio

- Legacy mortgage servicing

- Exited businesses such as First Horizon Msaver, Inc. (“Msaver”), First Horizon Insurance, Inc. (“FHI”), and Highland Capital Management Corporation (“Highland Capital”) and associated restructuring, repositioning, and efficiency charges

PERFORMANCE HIGHLIGHTS

(First Quarter 2012 vs. Fourth Quarter 2011)

Consolidated

- Net income available to common shareholders was $30.5 million, or $.12 per diluted share, compared to $34.9 million, or $.13 per diluted share in fourth quarter

- Net interest income (“NII”) decreased $6.9 million in first quarter to $171.9 million; The net interest margin (“NIM”) declined to 3.12 percent from 3.23 percent

- The decrease in NII is primarily attributable to a decline in loan balances, overall lower reinvestment rates, and lower cash basis NII

- The decline in NIM is largely driven by excess cash balances held at the Fed due to deposit inflow, lower reinvestment rates, and cash basis NII

- Noninterest income (including security gains) was $202.4 million in first quarter, an increase of $21.2 million from fourth quarter

- Increase primarily driven by higher fixed income revenue within capital markets in first quarter

- Provision expense was $8.0 million in first quarter compared to $10.0 million in fourth quarter

- Noninterest expense increased $10.0 million to $322.0 million in first quarter

- Expenses within the capital markets and regional banking segments increased primarily due to higher personnel costs

- Period-end and average loan balances were $16.0 billion for the first quarter

- The decrease in the loan portfolio is primarily driven by the decline in loans to mortgage companies as well as continued run-off within the non-strategic portfolios

- Average core deposits increased slightly to $15.7 billion in first quarter, period-end increased $623.1 million to $16.2 billion

Regional Banking

- Net interest margin decreased 7 basis points to 5.16%, NII decreased $3.6 million to $146.6 million in first quarter

- Decrease in NII primarily attributable to lower commercial loan balances in first quarter and impact of day variance

- Provision credit was $7.4 million in first quarter compared to $12.7 million in prior quarter

- Reflects continued improvement primarily in the commercial loan portfolio resulting in lower required reserves

- Period-end loans decreased $222.3 million to $11.5 billion primarily due to decline in loans to mortgage companies

- Noninterest income decreased to $59.9 million in first quarter from $64.6 million in fourth quarter

- Deposit fee income decreased primarily due to seasonality in non-sufficient funds (“NSF”) fee structure

- Prior quarter included $2.0 million of Visa volume incentives

- Noninterest expense increased to $139.4 million in first quarter from $136.4 million in prior quarter

- Increase driven primarily by higher personnel costs resulting from elevated pension-related costs, FICA reset, and bonuses

Capital Markets

- Fixed income revenues increased to $98.6 million in first quarter from $80.7 million in fourth quarter

- Fixed income average daily revenue (“ADR”) was $1.6 million in first quarter compared to $1.3 million in fourth quarter

- Elevated fixed income volume driven by strong performance of both depository and nondepository customers

- Noninterest expense increased to $80.3 million in first quarter from $66.7 million in prior quarter

- Variable compensation costs increased consistent with the increase in fixed income ADR

- First quarter personnel costs also negatively impacted by FICA reset

Corporate

- NII was negative $4.7 million in first quarter compared to negative $3.8 million in fourth quarter primarily due to a decline in income from investment securities

- Noninterest income (including securities gains) was $9.3 million in first quarter compared to $9.9 million in prior quarter

- Decline impacted by recognition of $4.0 million of interest related to a tax refund in prior quarter; partially offset by increase in deferred compensation income

- Noninterest expense decreased to $22.5 million in first quarter from $29.2 million in prior quarter

- Fourth quarter included an $8.3 million increase in derivative liabilities associated with prior sales of Visa shares related to the decline in the conversion ratio for Visa Class B shares

- The decline in restructuring costs, primarily severance, was largely offset by an increase in deferred compensation expense

PERFORMANCE HIGHLIGHTS (continued)

(First Quarter 2012 vs. Fourth Quarter 2011)

Non-Strategic

- NII decreased $2.6 million to $24.4 million in first quarter due to contracting loan portfolios

- Provision expense decreased to $15.4 million in first quarter from $22.7 million in prior quarter due to continued stabilization and runoff

- Noninterest income increased to $26.5 million in first quarter from $18.5 million in prior quarter due to a rise in mortgage banking income

  - Positive net hedging results increased to $9.1 million from $5.9 million in prior quarter

  - Servicing income in first quarter favorably affected by elevated loan liquidations and modifications resulting in recovery of servicing fees

- Noninterest expense increased slightly to $79.8 million in first quarter from $79.6 million in prior quarter

  - Provisioning for repurchase and foreclosure losses was $49.3 million in first quarter compared to $45.0 million in fourth quarter

  - The repurchase liability for first lien mortgage loans decreased from $165.3 million to $161.2 million in first quarter

  - Active pipeline declined to $380.3 million from $383.5 million in prior quarter

  - New requests/private mortgage insurance (“MI”) cancellation notices were $228.2 million in first quarter compared to $177.7 million in prior quarter

  - Resolutions increased to $250.3 million in first quarter from $240.5 million in prior quarter

  - Cumulative average rescission rates ranging between 45 percent and 55 percent with average loss severities ranging between 50 percent and

     60 percent

Asset Quality

- Allowance as a percentage of loans ratio decreased to 217 basis points from 234 basis points in prior quarter

  - Reflects a $20.4 million net allowance decrease associated with the commercial portfolio and $18.0 million related to the consumer portfolio

- Provision expense declined to $8.0 million during first quarter from $10.0 million in prior quarter

- Annualized net charge-offs decreased to 116 basis points of average loans from 184 basis points in prior quarter

  - Net charge-offs were $46.3 million in first quarter compared to $75.3 million in prior quarter

  - Commercial net charge-offs decreased $24.3 million to $10.7 million in first quarter

  - Prior quarter included a sizeable charge-off associated with one bank-related relationship (trust preferred and bank holding company loan)

  - Consumer net charge-offs were $35.6 million in first quarter, a $4.7 million decline from prior quarter

- Nonperforming assets (“NPAs”) increased 1 percent from prior quarter; NPA ratio rose to 266 basis points from 257 basis points

  - The increase in consumer NPLs driven by $27.5 million second liens being classified as nonperforming as a result of regulatory guidance issued in first quarter.

  - Foreclosed assets declined as disposition activity more than offset new inflow

  - Troubled debt restructurings (“TDRs”) were $429.6 million at the end of first quarter compared with $382.2 million prior quarter

  - Commercial Portfolio:

  - Reserves decreased $20.4 million from prior quarter primarily driven by the C&I portfolio

  - Reflects continued aggregate improved risk profile resulting in upgrades

  - Overall stabilization within the TRUPs and bank stock portfolio; the lowest tier borrowers remain under duress but are closely monitored

- Consumer Portfolio:

  - Reserves decreased $18.0 million in first quarter from $198.4 million in fourth quarter driven by consumer real estate portfolio

  - Balances of consumer real estate loans increased within the regional banking segment, more than offsetting runoff from the non-strategic portfolios

  - Performance of the home equity portfolio improved in first quarter; 30+ delinquency rates decreased to 148 basis points from 170 basis points in prior quarter

  - Reserves for the Permanent Mortgage portfolio increased $7.1 million; Allowance to loans increased to 3.62 percent from 2.55 percent

  - The increase in reserves was primarily associated with TDRs

  - 30+ delinquencies improved to 2.16 percent from 3.33 percent in prior quarter

Taxes

- First quarter includes approximately $6 million of positive effect from permanent tax credits

  - Prior quarter included approximately $15 million in credits which included $6 million associated with audit settlements and statute expirations

Capital and Liquidity

- Paid $0.01 per share dividend April 1, 2012

- Repurchased shares costing $44.5 million in first quarter under the $100 million stock repurchase program

  - Repurchased shares costing $44.1 million in prior quarter

  - Volume weighted average price for all share repurchases under the stock repurchase program of $8.11 per share (before $.03 per share broker commission)

- Current ratios strong (regulatory capital ratios estimated based on period-end balances)

  - 8.70% for tangible common equity to tangible assets

  - 14.22% for Tier 1

  - 17.67% for Total Capital

  - 11.73% for Tier 1 Common

CHARGES FOR RESTRUCTURING, REPOSITIONING, & EFFICIENCY INITIATIVES
Quarterly, Unaudited

	00000000	00000000	00000000	00000000	00000000
(Thousands)	1Q12	4Q11	3Q11	2Q11	1Q11

By Income Statement Impact
Noninterest income
All other income and commissions	$-	$-	$1,200	$-	$-
Gain on divestiture	200	-	-	-	-
Noninterest expense
Employee compensation, incentives, and benefits	(152)	3,760	2,128	7,511	2,253
Occupancy	44	39	1,031	59	795
Legal and professional fees	15	(27)	-	-	-
All other expense	5	220	74	9,026	13
Total gain/(loss) before income taxes	288	(3,992)	(2,033)	(16,596)	(3,061)
Income/(loss) from discontinued operations (a)	(96)	(84)	8,951	441	(10,514)
Net impact resulting from restructuring, repositioning, and efficiency initiatives	$192	$(4,076)	$6,918	$(16,155)	$(13,575)
(a)	Includes amounts related to Msaver, First Horizon Insurance, and Highland Capital.

CONSOLIDATED SUMMARY RESULTS
Quarterly, Unaudited

						1Q12 Change vs.
(Dollars in thousands, except per share data)	1Q12	4Q11	3Q11	2Q11	1Q11	4Q11	1Q11
Income Statement Highlights
Net interest income	$171,929	$178,877	$176,340	$172,860	$172,755	(4)%	*
Noninterest income	202,113	180,993	185,725	187,592	195,537	12%	3%
Securities gains/(losses), net	328	203	35,162	1	798	NM	NM
Total revenue	374,370	360,073	397,227	360,453	369,090	4%	1%
Noninterest expense	321,994	312,036	322,708	344,455	313,796	3%	3%
Provision for loan losses	8,000	10,000	32,000	1,000	1,000	(20)%	NM
Income before income taxes	44,376	38,037	42,519	14,998	54,294	17%	(18)%
Provision/(benefit) for income taxes	10,570	(526)	8,367	(4,167)	12,162	NM	(13)%
Income from continuing operations	33,806	38,563	34,152	19,165	42,132	(12)%	(20)%
Income/(loss) from discontinued operations, net of tax	(435)	(752)	4,828	3,671	871	42%	NM
Net income	33,371	37,811	38,980	22,836	43,003	(12)%	(22)%
Net income attributable to noncontrolling interest	2,844	2,871	2,875	2,844	2,844	(1)%	*
Net income/(loss) available to common shareholders	$30,527	$34,940	$36,105	$19,992	$40,159	(13)%	(24)%
Common Stock Data
Diluted EPS from continuing operations	$0.12	$0.13	$0.12	$0.06	$0.15	(8)%	(20)%
Diluted EPS	0.12	0.13	0.14	0.08	0.15	(8)%	(20)%
Diluted shares	255,369	260,372	262,803	262,756	265,556	(2)%	(4)%
Period-end shares outstanding	252,667	257,468	263,619	263,699	263,335	(2)%	(4)%
Cash dividends declared per share	$0.01	$0.01	$0.01	$0.01	$0.01
Balance Sheet Highlights (Period-End)
Total loans, net of unearned income (Restricted - $ .2 billion) (a)	$15,971,330	$16,397,127	$16,241,402	$16,061,646	$15,972,372	(3)%	*
Total deposits	16,935,170	16,213,009	15,698,255	15,896,027	15,350,967	4%	10%
Total assets (Restricted - $ .2 billion) (a)	25,678,969	24,789,384	25,571,469	25,054,066	24,438,344	4%	5%
Total liabilities (Restricted - $ .2 billion) (a)	23,004,796	22,104,747	22,828,239	22,372,684	21,798,287	4%	6%
Total equity	2,674,173	2,684,637	2,743,230	2,681,382	2,640,057	*	1%
Asset Quality Highlights
Allowance for loan losses (Restricted - $ 10.4 million) (a)	$346,016	$384,351	$449,645	$524,091	$589,128	(10)%	(41)%
Allowance / period-end loans	2.17%	2.34%	2.77%	3.26%	3.69%
Net charge-offs	$46,335	$75,294	$106,446	$66,037	$76,671	(38)%	(40)%
Net charge-offs (annualized) / average loans	1.16%	1.84%	2.65%	1.67%	1.93%
Non-performing assets (NPA)	$527,149	$521,161	$582,572	$747,860	$818,969	1%	(36)%
NPA % (b)	2.66%	2.57%	3.02%	4.09%	4.55%
Key Ratios & Other
Return on average assets (annualized) (c)	0.53%	0.60%	0.62%	0.37%	0.71%
Return on average common equity (annualized) (d)	5.15%	5.69%	5.90%	3.36%	6.82%
Net interest margin (e) (f)	3.12%	3.23%	3.23%	3.20%	3.22%
Fee income to total revenue (g)	54.03%	50.29%	51.30%	52.04%	53.09%
Efficiency ratio (h)	86.08%	86.71%	89.13%	95.56%	85.20%
Book value per common share	$9.42	$9.28	$9.29	$9.05	$8.90
Tangible book value per common share (f)	$8.78	$8.66	$8.68	$8.43	$8.21
Adjusted tangible common equity to risk weighted assets (f)	10.79%	10.73%	11.09%	11.05%	10.84%
Full time equivalent employees	4,597	4,728	4,748	4,950	5,159	(3)%	(11)%

NM - Not meaningful

* Amount is less than one percent.

(a)	Restricted balances parenthetically presented are as of March 31, 2012.

(b)	NPAs related to the loan portfolio over period-end loans plus foreclosed real estate and other assets.

(c)	Calculated using net income.

(d)	Calculated using net income available to common shareholders.

(e)	Net interest margin is computed using total net interest income adjusted for FTE.

(f)	Refer to the Non-GAAP to GAAP Reconciliation on page 28 of this financial supplement.

(g)	Ratio excludes securities gains/(losses).

(h)	Noninterest expense divided by total revenue excluding securities gains/(losses).

CONSOLIDATED INCOME STATEMENT
Quarterly, Unaudited

						1Q12 Change vs.
(Thousands)	1Q12	4Q11	3Q11	2Q11	1Q11	4Q11	1Q11

Interest income	$201,503	$209,715	$208,360	$206,757	$207,605	(4)%	(3)%
Less: interest expense	29,574	30,838	32,020	33,897	34,850	(4)%	(15)%
Net interest income	171,929	178,877	176,340	172,860	172,755	(4)%	*
Provision for loan losses (a)	8,000	10,000	32,000	1,000	1,000	(20)%	NM
Net interest income after provision for loan losses	163,929	168,877	144,340	171,860	171,755	(3)%	(5)%
Noninterest income:
Capital markets	106,743	87,756	99,557	77,921	90,057	22%	19%
Mortgage banking	23,341	18,008	12,751	32,101	27,726	30%	(16)%
Deposit transactions and cash management (b)	28,741	31,349	35,701	34,726	32,279	(8)%	(11)%
Trust services and investment management	5,808	5,822	6,086	6,684	6,360	*	(9)%
Brokerage management fees and commissions	8,496	7,572	9,576	7,662	8,155	12%	4%
Insurance commissions	568	1,399	739	764	689	(59)%	(18)%
Securities gains/(losses), net (c)	328	203	35,162	1	798	NM	NM
Gain on divestiture	200	-	-	-	-	NM	NM
Other	28,216	29,087	21,315	27,734	30,271	(3)%	(7)%
Total noninterest income	202,441	181,196	220,887	187,593	196,335	12%	3%
Adjusted gross income after provision for loan losses	366,370	350,073	365,227	359,453	368,090	5%	*
Noninterest expense:
Employee compensation, incentives, and benefits	175,458	149,013	153,540	151,160	156,512	18%	12%
Repurchase and foreclosure provision	49,256	45,033	52,791	24,563	37,203	9%	32%
Operations services	9,127	10,601	11,978	13,907	13,861	(14)%	(34)%
Occupancy	12,119	12,168	13,523	13,061	14,861	*	(18)%
Legal and professional fees	6,067	12,708	18,132	20,451	18,352	(52)%	(67)%
FDIC premium expense	6,336	5,504	5,904	8,839	8,055	15%	(21)%
Computer software	9,465	9,507	8,689	8,375	8,085	*	17%
Contract employment and outsourcing (d)	11,115	12,514	14,352	8,142	6,888	(11)%	61%
Equipment rentals, depreciation, and maintenance	7,616	7,748	8,795	8,481	7,890	(2)%	(3)%
Foreclosed real estate	4,170	4,793	4,691	5,803	6,789	(13)%	(39)%
Communications and courier	4,499	4,384	4,428	5,069	5,219	3%	(14)%
Miscellaneous loan costs	1,327	1,354	959	859	1,492	(2)%	(11)%
Amortization of intangible assets	973	1,000	1,004	1,006	1,006	(3)%	(3)%
Other (e)	24,466	35,709	23,922	74,739	27,583	(31)%	(11)%
Total noninterest expense	321,994	312,036	322,708	344,455	313,796	3%	3%
Income before income taxes	44,376	38,037	42,519	14,998	54,294	17%	(18)%
Provision/(benefit) for income taxes	10,570	(526)	8,367	(4,167)	12,162	NM	(13)%
Income from continuing operations	33,806	38,563	34,152	19,165	42,132	(12)%	(20)%
Income/(loss) from discontinued operations, net of tax (c)	(435)	(752)	4,828	3,671	871	42%	NM
Net income	33,371	37,811	38,980	22,836	43,003	(12)%	(22)%
Net income attributable to noncontrolling interest	2,844	2,871	2,875	2,844	2,844	(1)%	*
Net income available to common shareholders	$30,527	$34,940	$36,105	$19,992	$40,159	(13)%	(24)%
NM	- Not meaningful

* Amount is less than one percent.

Certain	previously reported amounts have been reclassified to agree with current presentation.

(a)	3Q11 includes approximately $36 million of losses on sales of nonperforming loans.

(b)	Fees primarily impacted by the Durbin Amendment which became effective in 4Q11 resulting in lower interchange income.

(c)	3Q11 includes a $35.1 million gain associated with the sale of a portion of Visa Class B Shares.

(d)	3Q11 includes transition costs and elevated base subservicing costs in connection with the transition of servicing to a new mortgage servicer.

(e)	4Q11 includes an $8.3 million increase in derivative liabilities associated with prior sales of Visa shares related to the decline in the conversion ratio for Visa Class B shares.

OTHER INCOME AND OTHER EXPENSE
Quarterly, Unaudited

						1Q12 Change vs.
(Thousands)	1Q12	4Q11	3Q11	2Q11	1Q11	4Q11	1Q11

Other Income
Bank owned life insurance	$4,772	$4,764	$5,116	$4,920	$4,815	*	(1)%
Bankcard income (a)	5,615	7,259	5,258	5,151	4,720	(23)%	19%
ATM interchange fees (b)	2,556	2,655	3,709	3,791	3,535	(4)%	(28)%
Other service charges	3,293	3,541	2,969	2,819	2,853	(7)%	15%
Electronic banking fees	1,706	1,546	1,609	1,536	1,534	10%	11%
Letter of credit fees	1,334	1,230	1,407	1,869	1,776	8%	(25)%
Deferred compensation(c)	3,119	376	(2,093)	221	979	NM	NM
Gains on extinguishment of debt	-	-	-	-	5,761	NM	NM
Other (d)	5,821	7,716	3,340	7,427	4,298	(25)%	35%
Total	$28,216	$29,087	$21,315	$27,734	$30,271	(3)%	(7)%

Other Expense
Losses from litigation and regulatory matters	$153	$694	$-	$38,260	$2,325	NM	NM
Advertising and public relations	4,250	4,965	4,571	3,558	3,790	(14)%	12%
Low income housing expense	4,608	5,974	4,712	4,973	4,697	(23)%	(2)%
Other insurance and taxes	3,199	3,395	3,352	3,507	3,467	(6)%	(8)%
Travel and entertainment	1,864	2,342	2,075	2,137	1,770	(20)%	5%
Customer relations	855	1,301	1,185	1,152	1,270	(34)%	(33)%
Employee training and dues	1,092	1,172	1,009	1,342	1,247	(7)%	(12)%
Supplies	1,033	953	1,092	792	963	8%	7%
Bank examination costs	799	1,127	1,138	1,117	1,118	(29)%	(29)%
Loan insurance expense	589	676	744	706	781	(13)%	(25)%
Federal services fees	321	342	338	291	464	(6)%	(31)%
Other (e)	5,703	12,768	3,706	16,904	5,691	(55)%	*
Total	$24,466	$35,709	$23,922	$74,739	$27,583	(31)%	(11)%

NM - Not meaningful

* Amount is less than one percent.

Certain	previously reported amounts have been reclassified to agree with current presentation.

(a)	4Q11 includes $2.0 million related to Visa volume incentives.

(b)	Fees primarily impacted by the Durbin Amendment which became effective in 4Q11 resulting in lower interchange income.

(c)	Amounts driven by market conditions and are mirrored by changes in deferred compensation expense which is included in employee compensation expense.

(d)	1Q12 includes $2.3 million associated with resolution of a legal matter. 4Q11 includes $4.0 million of interest related to a tax refund.

(e)	4Q11 includes an $8.3 million increase in derivative liabilities associated with prior sales of Visa shares related to the decline in the conversion ratio for Visa Class B shares.

CONSOLIDATED PERIOD-END BALANCE SHEET
Quarterly, Unaudited

						1Q12 Change vs.
(Thousands)	1Q12	4Q11	3Q11	2Q11	1Q11	4Q11	1Q11

Assets
Investment securities	$3,296,603	$3,066,272	$3,327,846	$3,230,477	$3,085,478	8%	7%
Loans held-for-sale	431,905	413,897	386,147	397,931	370,487	4%	17%
Loans, net of unearned income (Restricted - $ .2 billion) (a)	15,971,330	16,397,127	16,241,402	16,061,646	15,972,372	(3)%	*
Federal funds sold and securities purchased under agreements to resell	614,705	443,588	719,400	598,000	527,563	39%	17%
Interest-bearing cash (b)	761,098	452,856	358,537	263,441	308,636	68%	NM
Trading securities	1,238,041	988,217	1,227,197	1,196,380	924,854	25%	34%
Total earning assets	22,313,682	21,761,957	22,260,529	21,747,875	21,189,390	3%	5%
Cash and due from banks (Restricted - $ 1.7 million) (a)	349,604	384,667	339,895	313,416	337,002	(9)%	4%
Capital markets receivables	522,001	164,987	521,198	625,243	595,594	NM	(12)%
Mortgage servicing rights, net	142,956	144,069	150,803	186,958	207,748	(1)%	(31)%
Goodwill	134,242	133,659	133,659	135,683	152,080	*	(12)%
Other intangible assets, net	25,638	26,243	27,243	28,384	31,545	(2)%	(19)%
Premises and equipment, net	314,903	321,253	326,667	330,392	320,871	(2)%	(2)%
Real estate acquired by foreclosure (c)	78,947	85,244	91,492	92,662	110,127	(7)%	(28)%
Allowance for loan losses (Restricted - $ 10.4 million) (a)	(346,016)	(384,351)	(449,645)	(524,091)	(589,128)	(10)%	(41)%
Other assets (Restricted - $ 4.5 million) (a)	2,143,012	2,151,656	2,169,628	2,117,544	2,083,115	*	3%
Total assets (Restricted - $ .2 billion) (a)	$25,678,969	$24,789,384	$25,571,469	$25,054,066	$24,438,344	4%	5%

Liabilities and Equity
Deposits
Savings	$6,615,289	$6,624,405	$6,467,377	$6,382,963	$6,296,533	*	5%
Other interest-bearing deposits	3,500,445	3,193,697	3,096,621	2,784,787	2,679,437	10%	31%
Time deposits	1,142,249	1,173,375	1,210,661	1,277,905	1,336,666	(3)%	(15)%
Total interest-bearing core deposits	11,257,983	10,991,477	10,774,659	10,445,655	10,312,636	2%	9%
Noninterest-bearing deposits	4,969,597	4,613,014	4,412,375	4,937,103	4,480,413	8%	11%
Total core deposits (d)	16,227,580	15,604,491	15,187,034	15,382,758	14,793,049	4%	10%
Certificates of deposit $100,000 and more	707,590	608,518	511,221	513,269	557,918	16%	27%
Total deposits	16,935,170	16,213,009	15,698,255	15,896,027	15,350,967	4%	10%
Federal funds purchased and securities sold under agreements to repurchase	1,801,234	1,887,052	2,101,953	2,005,999	2,125,793	(5)%	(15)%
Trading liabilities	567,571	347,285	471,120	498,915	384,250	63%	48%
Other short-term borrowings	181,570	172,550	621,998	187,902	237,583	5%	(24)%
Term borrowings (Restricted - $ .2 billion) (a)	2,340,706	2,481,660	2,509,804	2,502,517	2,514,754	(6)%	(7)%
Capital markets payables	361,018	164,708	509,164	464,993	413,334	NM	(13)%
Other liabilities	817,527	838,483	915,945	816,331	771,606	(2)%	6%
Total liabilities (Restricted - $ .2 billion) (a)	23,004,796	22,104,747	22,828,239	22,372,684	21,798,287	4%	6%
Equity
Common stock (e)	157,917	160,918	164,762	164,812	164,584	(2)%	(4)%
Capital surplus (e)	1,560,343	1,601,346	1,641,878	1,638,423	1,636,623	(3)%	(5)%
Undivided profits	785,361	757,364	724,977	691,490	674,064	4%	17%
Accumulated other comprehensive loss, net	(124,613)	(130,156)	(83,552)	(108,508)	(130,379)	4%	4%
Noncontrolling interest (f)	295,165	295,165	295,165	295,165	295,165	*	*
Total equity	2,674,173	2,684,637	2,743,230	2,681,382	2,640,057	*	1%
Total liabilities and equity	$25,678,969	$24,789,384	$25,571,469	$25,054,066	$24,438,344	4%	5%

NM - Not meaningful

* Amount is less than one percent.

(a)	Restricted balances parenthetically presented are as of March 31, 2012.

(b)	Includes excess balances held at Fed.

(c)	1Q12 includes $19.8 million of foreclosed assets related to government insured mortgages.

(d)	1Q12 average core deposits were $15.7 billion.

(e)	Decreases in 1Q12 and 4Q11 relate to shares purchased under the share repurchase program.

(f)	Includes preferred stock of subsidiary.

CONSOLIDATED AVERAGE BALANCE SHEET
Quarterly, Unaudited

						1Q12 Change vs.
(Thousands)	1Q12	4Q11	3Q11	2Q11	1Q11	4Q11	1Q11

Assets:
Earning assets:
Loans, net of unearned income:
Commercial, financial, and industrial (C&I)	$7,709,856	$7,740,802	$7,181,058	$6,867,893	$6,823,350	*	13%
Income CRE	1,255,713	1,295,079	1,308,059	1,362,459	1,422,837	(3)%	(12)%
Residential CRE	111,823	132,669	169,049	203,721	249,777	(16)%	(55)%
Consumer real estate	5,290,632	5,295,881	5,346,893	5,436,358	5,549,490	*	(5)%
Permanent mortgage	771,187	814,335	985,359	1,009,804	1,064,893	(5)%	(28)%
Credit card and other	279,150	289,189	292,800	299,904	299,861	(3)%	(7)%
Restricted and secured real estate loans	622,931	654,142	681,469	708,966	741,413	(5)%	(16)%
Total loans, net of unearned income (Restricted - $ .2 billion) (a) (b)	16,041,292	16,222,097	15,964,687	15,889,105	16,151,621	(1)%	(1)%
Loans held-for-sale	424,086	399,271	384,108	366,557	353,384	6%	20%
Investment securities:
U.S. treasuries	40,088	42,935	43,812	62,970	82,197	(7)%	(51)%
U.S. government agencies	2,802,651	2,919,690	2,990,375	2,938,623	2,669,852	(4)%	5%
States and municipalities	18,070	17,681	19,365	23,869	26,015	2%	(31)%
Other	224,000	224,530	221,664	220,440	224,565	*	*
Total investment securities	3,084,809	3,204,836	3,275,216	3,245,902	3,002,629	(4)%	3%
Capital markets securities inventory	1,277,372	1,263,427	1,250,249	1,235,642	1,110,584	1%	15%
Mortgage banking trading securities	25,797	26,927	30,320	32,263	34,549	(4)%	(25)%
Other earning assets:
Federal funds sold and securities purchased under agreements to resell	632,972	641,464	660,048	653,984	581,861	(1)%	9%
Interest-bearing cash (c)	821,113	479,621	403,482	381,586	586,411	71%	40%
Total other earning assets	1,454,085	1,121,085	1,063,530	1,035,570	1,168,272	30%	24%
Total earning assets (Restricted - $ .2 billion) (a)	22,307,441	22,237,643	21,968,110	21,805,039	21,821,039	*	2%
Allowance for loan losses (Restricted - $ 21.1 million) (a)	(372,264)	(424,774)	(507,478)	(567,923)	(644,107)	(12)%	(42)%
Cash and due from banks (Restricted - $ 1.6 million) (a)	351,760	337,755	346,100	343,162	351,488	4%	*
Capital markets receivables	91,430	108,815	124,192	112,289	124,395	(16)%	(27)%
Premises and equipment, net	317,621	323,569	328,172	324,584	320,485	(2)%	(1)%
Other assets (Restricted - $ 8.6 million) (a)	2,504,385	2,479,298	2,519,020	2,500,864	2,596,870	1%	(4)%
Total assets (Restricted - $ .1 billion) (a)	$25,200,373	$25,062,306	$24,778,116	$24,518,015	$24,570,170	1%	3%

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Other interest-bearing deposits	$3,246,658	$2,991,676	$2,900,808	$2,673,090	$2,662,421	9%	22%
Savings	6,690,470	6,559,779	6,479,880	6,320,779	6,184,409	2%	8%
Time deposits	1,155,716	1,190,464	1,244,602	1,315,764	1,360,180	(3)%	(15)%
Total interest-bearing core deposits	11,092,844	10,741,919	10,625,290	10,309,633	10,207,010	3%	9%
Certificates of deposit $100,000 and more	660,256	544,394	507,086	547,262	560,805	21%	18%
Federal funds purchased and securities sold under agreements to repurchase	2,003,566	2,170,222	2,081,379	2,130,832	2,259,138	(8)%	(11)%
Capital markets trading liabilities	614,084	629,019	626,982	620,726	561,429	(2)%	9%
Other short-term borrowings	182,083	362,579	284,163	340,015	172,601	(50)%	5%
Term borrowings (Restricted - $ .2 billion) (a)	2,457,291	2,506,088	2,491,227	2,499,794	2,838,034	(2)%	(13)%
Total interest-bearing liabilities	17,010,124	16,954,221	16,616,127	16,448,262	16,599,017	*	2%
Noninterest-bearing deposits	4,623,457	4,519,590	4,546,876	4,574,342	4,414,758	2%	5%
Capital markets payables	71,180	68,662	102,831	79,463	79,389	4%	(10)%
Other liabilities	814,417	785,356	789,190	735,786	795,176	4%	2%
Equity	2,681,195	2,734,477	2,723,092	2,680,162	2,681,830	(2)%	*
Total liabilities and equity (Restricted - $ .2 billion) (a)	$25,200,373	$25,062,306	$24,778,116	$24,518,015	$24,570,170	1%	3%

NM - Not meaningful

* Amount is less than one percent.

(a)	Restricted balances parenthetically presented are quarterly averages as of March 31, 2012.

(b)	Includes loans on nonaccrual status.

(c)	Includes excess balances held at Fed.

CONSOLIDATED NET INTEREST INCOME (a)
Quarterly, Unaudited

						1Q12 Change vs.
(Thousands)	1Q12	4Q11	3Q11	2Q11	1Q11	4Q11	1Q11

Interest Income:
Loans, net of unearned income (b)	$163,070	$169,169	$163,773	$162,281	$164,747	(4)%	(1)%
Loans held-for-sale	3,738	3,859	5,126	3,267	3,657	(3)%	2%
Investment securities:
U.S. treasuries	66	67	66	88	119	(1)%	(44)%
U.S. government agencies	23,768	25,262	27,615	28,643	26,513	(6)%	(10)%
States and municipalities	76	99	115	196	208	(23)%	(63)%
Other	2,422	2,264	2,250	2,391	2,423	7%	*
Total investment securities	26,332	27,692	30,046	31,318	29,263	(5)%	(10)%
Capital markets securities inventory	8,934	9,789	10,141	10,479	10,027	(9)%	(11)%
Mortgage banking trading securities	642	675	706	820	889	(5)%	(28)%
Other earning assets:
Federal funds sold and securities purchased under agreements to resell (c)	-	(32)	(58)	(93)	78	NM	NM
Interest-bearing cash	446	213	180	180	330	NM	35%
Total other earning assets	446	181	122	87	408	NM	9%
Interest income	$203,162	$211,365	$209,914	$208,252	$208,991	(4)%	(3)%

Interest Expense:
Interest-bearing deposits:
Other interest-bearing deposits	$1,518	$1,407	$1,650	$1,638	$1,552	8%	(2)%
Savings	5,619	5,921	6,773	7,018	7,250	(5)%	(22)%
Time deposits	5,916	6,363	7,096	7,783	8,032	(7)%	(26)%
Total interest-bearing core deposits	13,053	13,691	15,519	16,439	16,834	(5)%	(22)%
Certificates of deposit $100,000 and more	2,306	2,166	2,328	2,612	2,710	6%	(15)%
Federal funds purchased and securities sold under agreements to repurchase	1,223	1,269	1,159	1,237	1,324	(4)%	(8)%
Capital markets trading liabilities	2,515	3,363	3,703	4,102	3,791	(25)%	(34)%
Other short-term borrowings	142	171	229	231	216	(17)%	(34)%
Term borrowings	10,335	10,178	9,081	9,274	9,975	2%	4%
Interest expense	29,574	30,838	32,019	33,895	34,850	(4)%	(15)%
Net interest income-tax equivalent basis	173,588	180,527	177,895	174,357	174,141	(4)%	*
Fully taxable equivalent adjustment	(1,659)	(1,650)	(1,555)	(1,497)	(1,386)	(1)%	(20)%
Net interest income	$171,929	$178,877	$176,340	$172,860	$172,755	(4)%	*

NM - Not meaningful

* Amount is less than one percent.

(a)	Net interest income adjusted to a fully taxable equivalent (“FTE”) basis.

(b)	Includes loans on nonaccrual status.

(c)	4Q11, 3Q11 and 2Q11 driven by negative market rates on reverse repurchase agreements.

CONSOLIDATED AVERAGE BALANCE SHEET: YIELDS AND RATES
Quarterly, Unaudited

(Thousands)	1Q12	4Q11	3Q11	2Q11	1Q11

Assets:
Earning assets (a):
Loans, net of unearned income:
Commercial loans	3.90%	3.95%	3.84%	3.90%	3.84%
Retail loans	4.32	4.42	4.37	4.31	4.42
Total loans, net of unearned income (b)	4.08	4.15	4.08	4.09	4.12
Loans held-for-sale	3.53	3.87	5.34	3.57	4.14
Investment securities:
U.S. treasuries	0.66	0.62	0.60	0.56	0.59
U.S. government agencies	3.39	3.46	3.69	3.90	3.97
States and municipalities	1.68	2.23	2.39	3.29	3.19
Other	4.33	4.03	4.06	4.34	4.32
Total investment securities	3.41	3.46	3.67	3.86	3.90
Capital markets securities inventory	2.80	3.10	3.24	3.39	3.61
Mortgage banking trading securities	9.96	10.03	9.31	10.17	10.29
Other earning assets:
Federal funds sold and securities purchased under agreements to resell (c)	-	(0.02)	(0.03)	(0.06)	0.05
Interest-bearing cash	0.22	0.18	0.18	0.19	0.23
Total other earning assets	0.12	0.06	0.05	0.03	0.14
Interest income / total earning assets	3.65%	3.78%	3.80%	3.83%	3.86%

Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Other interest-bearing deposits	0.19%	0.19%	0.23%	0.25%	0.24%
Savings	0.34	0.36	0.41	0.45	0.48
Time deposits	2.06	2.12	2.26	2.37	2.39
Total interest-bearing core deposits	0.47	0.51	0.58	0.64	0.67
Certificates of deposit $100,000 and more	1.40	1.58	1.82	1.91	1.96
Federal funds purchased and securities sold under agreements to repurchase	0.25	0.23	0.22	0.23	0.24
Capital markets trading liabilities	1.65	2.12	2.34	2.65	2.74
Other short-term borrowings	0.31	0.19	0.32	0.27	0.51
Term borrowings (d)	1.68	1.63	1.46	1.49	1.41
Interest expense / total interest-bearing liabilities	0.70	0.72	0.77	0.83	0.85
Net interest spread	2.95%	3.06%	3.03%	3.00%	3.01%
Effect of interest-free sources used to fund earning assets	0.17	0.17	0.20	0.20	0.21
Net interest margin	3.12%	3.23%	3.23%	3.20%	3.22%

Yields are adjusted to a fully taxable equivalent (“FTE”) basis. Refer to the Non-GAAP to GAAP Reconciliation on page 28 for reconciliation of net interest income (GAAP) to net interest income adjusted for impact of FTE - (non-GAAP).

(a)	Earning assets yields are expressed net of unearned income.

(b)	Includes loans on nonaccrual status.

(c)	4Q11, 3Q11 and 2Q11 driven by negative market rates on reverse repurchase agreements.

(d)	Rates are expressed net of unamortized debenture cost for term borrowings.

MORTGAGE SERVICING RIGHTS
Quarterly, Unaudited

						1Q12 Change vs.
(Thousands)	1Q12	4Q11	3Q11	2Q11	1Q11	4Q11	1Q11

First Liens
Fair value beginning balance	$140,724	$147,431	$183,530	$204,257	$203,812
Reductions due to loan payments	(5,499)	(3,567)	(5,286)	(5,522)	(7,163)
Reductions due to exercise of cleanup calls	-	-	-	(195)	-
Changes in fair value due to:
Changes in valuation model inputs or assumptions (a)	4,459	(3,140)	(30,813)	(15,010)	7,592
Other changes in fair value	(8)	-	-	-	16
Fair value ending balance	$139,676	$140,724	$147,431	$183,530	$204,257	(1)%	(32)%

Second Liens
Fair value beginning balance	$231	$241	$251	$259	$262
Reductions due to loan payments	(9)	(10)	(10)	(8)	(13)
Changes in fair value due to:
Other changes in fair value	-	-	-	-	10
Fair value ending balance	$222	$231	$241	$251	$259	(4)%	(14)%

HELOC
Fair value beginning balance	$3,114	$3,131	$3,177	$3,232	$3,245
Reductions due to loan payments	(76)	(54)	(59)	(59)	(42)
Changes in fair value due to:
Other changes in fair value	20	37	13	4	29
Fair value ending balance	$3,058	$3,114	$3,131	$3,177	$3,232	(2)%	(5)%

Total Consolidated
Fair value beginning balance	$144,069	$150,803	$186,958	$207,748	$207,319
Reductions due to loan payments	(5,584)	(3,631)	(5,355)	(5,589)	(7,218)
Reductions due to exercise of cleanup calls	-	-	-	(195)	-
Changes in fair value due to:
Changes in valuation model inputs or assumptions (a)	4,459	(3,140)	(30,813)	(15,010)	7,592
Other changes in fair value	12	37	13	4	55
Fair value ending balance	$142,956	$144,069	$150,803	$186,958	$207,748	(1)%	(31)%
(a)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

BUSINESS SEGMENT HIGHLIGHTS
Quarterly, Unaudited

						1Q12 change vs.
(Thousands)	1Q12	4Q11	3Q11	2Q11	1Q11	4Q11	1Q11

Regional Banking
Net interest income	$146,554	$150,116	$140,613	$136,296	$134,771	(2)%	9%
Noninterest income	59,901	64,559	68,096	67,853	66,319	(7)%	(10)%
Total revenues	206,455	214,675	208,709	204,149	201,090	(4)%	3%
Provision for loan losses	(7,426)	(12,655)	(22,698)	(13,748)	(12,404)	41%	40%
Noninterest expense	139,359	136,428	137,294	143,346	147,794	2%	(6)%
Income before income taxes	74,522	90,902	94,113	74,551	65,700	(18)%	13%
Provision for income taxes	27,199	33,487	34,799	27,349	24,051	(19)%	13%
Net income	$47,323	$57,415	$59,314	$47,202	$41,649	(18)%	14%

Capital Markets
Net interest income	$5,684	$5,527	$5,552	$5,509	$5,503	3%	3%
Noninterest income	106,775	88,230	99,505	77,925	90,080	21%	19%
Total revenues	112,459	93,757	105,057	83,434	95,583	20%	18%
Noninterest expense (a)	80,302	66,721	77,168	103,383	73,563	20%	9%
Income/(loss) before income taxes	32,157	27,036	27,889	(19,949)	22,020	19%	46%
Provision/(benefit) for income taxes	12,240	10,302	10,656	(7,756)	8,406	19%	46%
Net income/(loss)	$19,917	$16,734	$17,233	$(12,193)	$13,614	19%	46%

Corporate
Net interest income/(expense)	$(4,727)	$(3,764)	$(494)	$412	$(332)	(26)%	NM
Noninterest income	9,266	9,865	37,914	8,850	12,708	(6)%	(27)%
Total revenues	4,539	6,101	37,420	9,262	12,376	(26)%	(63)%
Noninterest expense	22,521	29,244	19,011	36,281	20,665	(23)%	9%
Income/(loss) before income taxes	(17,982)	(23,143)	18,409	(27,019)	(8,289)	22%	NM
Provision/(benefit) for income taxes	(11,805)	(22,464)	600	(18,914)	(10,617)	47%	(11)%
Net income/(loss)	$(6,177)	$(679)	$17,809	$(8,105)	$2,328	NM	NM

Non-Strategic
Net interest income	$24,418	$26,998	$30,669	$30,643	$32,813	(10)%	(26)%
Noninterest income	26,499	18,542	15,372	32,965	27,228	43%	(3)%
Total revenues	50,917	45,540	46,041	63,608	60,041	12%	(15)%
Provision for loan losses	15,426	22,655	54,698	14,748	13,404	(32)%	15%
Noninterest expense	79,812	79,643	89,235	61,445	71,774	*	11%
Loss before income taxes	(44,321)	(56,758)	(97,892)	(12,585)	(25,137)	22%	(76)%
Benefit for income taxes	(17,064)	(21,851)	(37,688)	(4,846)	(9,678)	22%	(76)%
Loss from continuing operations	(27,257)	(34,907)	(60,204)	(7,739)	(15,459)	22%	(76)%
Income/(loss) from discontinued operations, net of tax	(435)	(752)	4,828	3,671	871	42%	NM
Net loss	$(27,692)	$(35,659)	$(55,376)	$(4,068)	$(14,588)	22%	(90)%

Total Consolidated
Net interest income	$171,929	$178,877	$176,340	$172,860	$172,755	(4)%	*
Noninterest income	202,441	181,196	220,887	187,593	196,335	12%	3%
Total revenues	374,370	360,073	397,227	360,453	369,090	4%	1%
Provision for loan losses	8,000	10,000	32,000	1,000	1,000	(20)%	NM
Noninterest expense	321,994	312,036	322,708	344,455	313,796	3%	3%
Income before income taxes	44,376	38,037	42,519	14,998	54,294	17%	(18)%
Provision/(benefit) for income taxes	10,570	(526)	8,367	(4,167)	12,162	NM	(13)%
Income from continuing operations	33,806	38,563	34,152	19,165	42,132	(12)%	(20)%
Income/(loss) from discontinued operations, net of tax	(435)	(752)	4,828	3,671	871	42%	NM
Net income	$33,371	$37,811	$38,980	$22,836	$43,003	(12)%	(22)%

NM - Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	2Q11 includes $36.7 million associated with a litigation settlement.

REGIONAL BANKING
Quarterly, Unaudited

						1Q12 Change vs.
	1Q12	4Q11	3Q11	2Q11	1Q11	4Q11	1Q11

Income Statement (thousands)
Net interest income	$146,554	$150,116	$140,613	$136,296	$134,771	(2)%	9%
Provision for loan losses	(7,426)	(12,655)	(22,698)	(13,748)	(12,404)	41%	40%
Noninterest income	59,901	64,559	68,096	67,853	66,319	(7)%	(10)%
Noninterest expense	139,359	136,428	137,294	143,346	147,794	2%	(6)%
Income before income taxes	$74,522	$90,902	$94,113	$74,551	$65,700	(18)%	13%

Efficiency ratio (a)	67.50%	63.55%	65.78%	70.22%	73.50%

Balance Sheet (millions)
Average loans	$11,485	$11,458	$10,841	$10,525	$10,515	*	9%
Average other earning assets	51	56	58	57	70	(9)%	(27)%
Total average earning assets	11,536	11,514	10,899	10,582	10,585	*	9%
Average core deposits	13,991	13,402	13,078	12,736	12,456	4%	12%
Average other deposits	660	544	507	547	561	21%	18%
Total average deposits	14,651	13,946	13,585	13,283	13,017	5%	13%
Total period-end deposits	15,344	14,470	13,729	13,664	13,236	6%	16%
Total period-end assets	12,282	12,535	12,066	11,413	11,045	(2)%	11%
Net interest margin (b)	5.16%	5.23%	5.17%	5.22%	5.20%
Loan yield	3.98	4.01	4.01	4.02	4.04
Deposit average yield	0.39	0.41	0.48	0.54	0.57

Noninterest Income Detail (thousands)
NSF / Overdraft fees (c)	$11,282	$13,466	$14,239	$13,316	$11,749	(16)%	(4)%
Cash management fees	8,856	9,339	9,206	9,536	9,132	(5)%	(3)%
Debit card income (d)	2,552	2,523	6,826	6,941	6,414	1%	(60)%
Other	5,952	5,906	5,256	4,738	4,777	1%	25%
Total deposit transactions and cash management	28,642	31,234	35,527	34,531	32,072	(8)%	(11)%
Insurance commissions	562	1,392	732	756	679	(60)%	(17)%
Trust services and investment management	5,824	5,837	6,098	6,714	6,354	*	(8)%
Bankcard income (e)	5,457	7,025	5,025	4,912	4,485	(22)%	22%
Mortgage banking	859	1,389	1,121	947	2,591	(38)%	(67)%
Other service charges	3,725	3,369	3,312	3,359	3,526	11%	6%
Miscellaneous revenue (d)	14,832	14,313	16,281	16,634	16,612	4%	(11)%
Total noninterest income	$59,901	$64,559	$68,096	$67,853	$66,319	(7)%	(10)%

Key Statistics
Financial center locations	174	176	176	178	178	(1)%	(2)%
Trust assets-total managed assets (millions) (f)	$3,472	$3,345	$3,296	$3,421	$4,756	4%	(27)%
First lien mortgage production (millions)	$51	$68	$54	$51	$111	(25)%	(54)%
*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Noninterest expense divided by total revenue.

(b)	Net interest margin is computed using total net interest income adjusted for FTE. Refer to the Non-GAAP to GAAP Reconciliation on page 28 of this supplement.

(c)	Linked-quarter decline primarily attributable to seasonality in NSF fee structure.

(d)	Fees impacted by the Durbin amendment which became effective in 4Q11.

(e)	4Q11 includes $2.0 million related to Visa volume incentives.

(f)	Decrease in total managed assets due to the divestiture of Highland Capital in 2Q11.

CAPITAL MARKETS
Quarterly, Unaudited

						1Q12 Change vs.
	1Q12	4Q11	3Q11	2Q11	1Q11	4Q11	1Q11

Income Statement (thousands)
Net interest income	$5,684	$5,527	$5,552	$5,509	$5,503	3%	3%
Noninterest income:
Fixed income	98,553	80,741	92,624	71,164	83,194	22%	18%
Other	8,222	7,489	6,881	6,761	6,886	10%	19%
Total noninterest income	106,775	88,230	99,505	77,925	90,080	21%	19%
Noninterest expense (a)	80,302	66,721	77,168	103,383	73,563	20%	9%
Income/(loss) before income taxes	$32,157	$27,036	$27,889	$(19,949)	$22,020	19%	46%

Efficiency ratio (b)	71.41%	71.16%	73.45%	NM	76.96%
Fixed income average daily revenue	$1,590	$1,324	$1,447	$1,130	$1,342	20%	18%

Balance Sheet (millions)
Average trading inventory	$1,277	$1,263	$1,250	$1,236	$1,111	1%	15%
Average other earning assets	695	686	689	664	579	1%	20%
Total average earning assets	1,972	1,949	1,939	1,900	1,690	1%	17%
Total period-end assets	2,692	1,905	2,782	2,693	2,268	41%	19%
Net interest margin (c)	1.18%	1.16%	1.17%	1.17%	1.31%

NM - Not meaningful

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	2Q11 includes $36.7 million associated with a litigation settlement.

(b)	Noninterest expense divided by total revenue.

(c)	Net interest margin is computed using total net interest income adjusted for FTE. Refer to the Non-GAAP to GAAP Reconciliation on page 28 of this supplement.

CORPORATE
Quarterly, Unaudited

						1Q12 Change vs.
	1Q12	4Q11	3Q11	2Q11	1Q11	4Q11	1Q11

Income Statement (thousands)
Net interest income/(expense)	$(4,727)	$(3,764)	$(494)	$412	$(332)	(26)%	NM
Noninterest income	8,938	9,662	2,767	8,848	11,937	(7)%	(25)%
Securities gains, net (a)	328	203	35,147	2	771	62%	(57)%
Noninterest expense (b)	22,521	29,244	19,011	36,281	20,665	(23)%	9%
Income/(loss) before income taxes	$(17,982)	$(23,143)	$18,409	$(27,019)	$(8,289)	22%	NM

Average Balance Sheet (millions)
Average loans	$137	$152	$170	$154	$159	(10)%	(14)%
Total earning assets	$4,022	$3,815	$3,812	$3,747	$3,710	5%	8%
Net interest margin (c)	(.49)%	(.36)%	(.01)%	.04%	(.09)%

NM - Not meaningful

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	3Q11 includes a $35.1 million gain associated with the sale of a portion of Visa Class B Shares.

(b)	4Q11 includes an $8.3 million increase in derivative liabilities associated with prior sales of Visa shares related to the decline in the conversion ratio for Visa Class B shares.

(c)	Net interest margin is computed using total net interest income adjusted for FTE. Refer to the Non-GAAP to GAAP Reconciliation on page 28 of this supplement.

NON-STRATEGIC
Quarterly, Unaudited

						1Q12 Change vs.
	1Q12	4Q11	3Q11	2Q11	1Q11	4Q11	1Q11

Income Statement (thousands)
Net interest income	$24,418	$26,998	$30,669	$30,643	$32,813	(10)%	(26)%
Noninterest income:
Mortgage warehouse valuation	1,640	265	(7,084)	1,820	(1,316)	NM	NM
Service fees	17,202	13,368	16,731	19,248	20,827	29%	(17)%
Change in MSR value-runoff	(5,498)	(3,567)	(5,286)	(5,526)	(7,164)	54%	(23)%
Net hedging results	9,065	5,887	7,033	15,416	12,472	54%	(27)%
Other	4,090	2,589	3,963	2,007	2,383	58%	72%
Total noninterest income	26,499	18,542	15,357	32,965	27,202	43%	(3)%
Securities gains/(losses), net	-	-	15	-	26	NM	NM
Noninterest expense:
Repurchase and foreclosure provision	49,256	45,032	52,791	24,563	37,203	9%	32%
Other expenses	30,556	34,611	36,444	36,882	34,571	(12)%	(12)%
Total noninterest expense	79,812	79,643	89,235	61,445	71,774	*	11%
Provision for loan losses	15,426	22,655	54,698	14,748	13,404	(32)%	15%
Loss before income taxes	(44,321)	(56,758)	(97,892)	(12,585)	(25,137)	(22)%	76%

Average Balance Sheet (millions)
Loans	$4,419	$4,612	$4,953	$5,210	$5,478	(4)%	(19)%
Loans held-for-sale	316	304	302	303	290	4%	9%
Trading securities	26	27	30	32	35	(4)%	(26)%
Mortgage servicing rights	141	149	174	194	208	(5)%	(32)%
Other assets	336	313	423	364	357	7%	(6)%
Total assets	5,238	5,405	5,882	6,103	6,368	(3)%	(18)%
Net interest margin (a)	2.05%	2.17%	2.30%	2.20%	2.26%
Efficiency ratio (b)	156.75%	174.89%	193.88%	96.60%	119.59%

Mortgage Warehouse-Period-end (millions)
Ending warehouse balance (loans held-for-sale)	$323	$310	$299	$307	$293	4%	10%

Key Servicing Metrics (c)
Ending servicing portfolio (millions) (d)	$21,610	$22,749	$24,101	$25,223	$26,452	(5)%	(18)%
Average servicing portfolio (millions) (d)	22,184	23,466	24,562	25,666	26,862	(5)%	(17)%
Average number of loans serviced (d)	128,068	134,490	140,270	146,520	152,083	(5)%	(16)%

Portfolio Product Mix (average) (c)
GNMA	3%	3%	3%	3%	3%
FNMA/FHLMC	35	35	36	36	36
Private	57	57	57	57	57
Sub-total	95	95	96	96	96
FHN permanent mortgage portfolio and warehouse	5	5	4	4	4
Total	100%	100%	100%	100%	100%

Other Portfolio Statistics
Weighted average base servicing fee-legacy mortgage banking (e)	34	34	34	34	34
Weighted average base servicing fee-legacy equity lending (HELOCs and ILs)	50	50	50	50	50

Servicing cost per loan (annualized) (f)	$293.33	$295.20	$223.03	$135.34	$121.47

Servicing book value (bps) (g) (h)	68	68	75	79	80

90+ delinquency rate, excluding foreclosures (i)	11.54%	12.11%	12.47%	11.35%	11.57%

NM - Not meaningful

* Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Net interest margin is computed using total net interest income adjusted for FTE. Refer to the Non-GAAP to GAAP Reconciliation on page 28 of this supplement.

(b)	Noninterest expense divided by total revenue excluding securities gains/(losses).

(c)	Includes servicing of first liens, second liens, and HELOCs.

(d)	Includes mortgage loans serviced from FHN’s legacy mortgage banking business, legacy equity lending serviced for others, and mortgage loans in portfolio and warehouse. Excludes UPB of loans transferred that did not qualify for sales treatment.

(e)	Includes weighted average fee of servicing assets and excess interest.

(f)	Calculated based on fees charged by subservicer divided by average number of loans serviced during the quarter.

(g)	Includes average MSR and mortgage trading securities divided by total average servicing portfolio.

(h)	For purposes of this calculation, average MSR excludes servicing transferred that did not qualify for sales treatment due to certain recourse provisions.

(i)	Excludes delinquent second liens and HELOCs.

CAPITAL HIGHLIGHTS
Quarterly, Unaudited

						1Q12 Change vs.
(Dollars in thousands, except per share amounts)	1Q12	4Q11	3Q11	2Q11	1Q11	4Q11	1Q11

Tier 1 capital (a) (b)	$2,834,974	$2,850,452	$2,875,113	$2,818,535	$2,790,335	(1)%	2%
Tier 2 capital (a)	689,496	751,819	751,227	748,225	868,792	(8)%	(21)%
Total capital (a)	$3,524,470	$3,602,271	$3,626,340	$3,566,760	$3,659,127	(2)%	(4)%

Risk weighted assets (“RWA”) (a)	$19,942,650	$20,026,412	$19,910,843	$19,589,310	$19,569,006	*	2%
Tier 1 ratio (a)	14.22%	14.23%	14.44%	14.39%	14.26%
Tier 2 ratio (a)	3.45%	3.76%	3.77%	3.82%	4.44%
Total capital ratio (a)	17.67%	17.99%	18.21%	18.21%	18.70%

Tier 1 common ratio (a) (c)	11.73%	11.76%	11.95%	11.86%	11.73%
Leverage ratio (a)	11.29	11.41	11.65	11.54	11.39
Total equity to total assets	10.41	10.83	10.73	10.70	10.80
Adjusted tangible common equity to risk weighted assets (“TCE/RWA”) (a) (c) (e)	10.79	10.80	11.09	11.05	10.84
Tangible common equity/tangible assets (“TCE/TA”) (c) (d)	8.70	9.05	9.00	8.93	8.91
*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Current quarter is an estimate.

(b)	All quarters presented include $200 million of tier 1 qualifying trust preferred securities.

(c)	Refer to the Non-GAAP to GAAP Reconciliation on page 28 of this financial supplement.

(d)	Calculated using period-end balances.
(e)	See Glossary of Terms for definition of ratios.

ASSET QUALITY: CONSOLIDATED Quarterly, Unaudited

						1Q12 Changes vs.
(Thousands)	1Q12	4Q11	3Q11	2Q11	1Q11	4Q11	1Q11

Allowance for Loan Losses Walk-Forward
Beginning reserve	$384,351	$449,645	$524,091	$589,128	$664,799	(15)%	(42)%
Provision	8,000	10,000	32,000	1,000	1,000	(20)%	NM
Charge-offs	(57,083)	(85,918)	(120,655)	(83,344)	(87,352)	(34)%	(35)%
Recoveries	10,748	10,624	14,209	17,307	10,681	1%	1%
Ending balance (Restricted - $10.4 million) (a)	$346,016	$384,351	$449,645	$524,091	$589,128	(10)%	(41)%
Reserve for unfunded commitments	5,358	6,945	9,220	12,522	14,371	(23)%	(63)%
Total allowance for loan losses plus reserve for unfunded commitments	$351,374	$391,296	$458,865	$536,613	$603,499	(10)%	(42)%

Allowance for Loan Losses
Regional Banking	$166,115	$187,791	$232,269	$278,693	$310,470	(12)%	(46)%
Non-Strategic	179,901	196,560	217,376	245,398	278,658	(8)%	(35)%
Corporate (b)	NM	NM	NM	NM	NM	NM	NM
Total allowance for loan losses	$346,016	$384,351	$449,645	$524,091	$589,128	(10)%	(41)%

Nonperforming Assets
Regional Banking
Nonperforming loans	$199,629	$199,000	$239,666	$283,754	$317,109	*	(37)%
Foreclosed real estate	18,047	16,563	24,943	28,121	33,134	9%	(46)%
Total Regional Banking	$217,676	$215,563	$264,609	$311,875	$350,243	1%	(38)%
Non-Strategic
Nonperforming loans - including held for sale (c)	$268,181	$253,069	$262,645	$384,174	$406,305	6%	(34)%
Foreclosed real estate	41,085	52,322	55,111	50,671	61,281	(21)%	(33)%
Total Non-Strategic	$309,266	$305,391	$317,756	$434,845	$467,586	1%	(34)%
Corporate
Nonperforming loans	$207	$207	$207	$1,140	$1,140	*	(82)%
Total nonperforming assets	$527,149	$521,161	$582,572	$747,860	$818,969	1%	(36)%

Net Charge-Offs
Regional Banking (d)	$14,251	$31,823	$23,727	$18,033	$26,703	(55)%	(47)%
Non-Strategic	32,084	43,471	82,719	48,004	49,968	(26)%	(36)%
Total net charge-offs	$46,335	$75,294	$106,446	$66,037	$76,671	(38)%	(40)%

Consolidated Key Ratios (e)
NPL %	2.30%	2.16%	2.55%	3.62%	3.99%
NPA %	2.66	2.57	3.02	4.09	4.55
Net charge-offs %	1.16	1.84	2.65	1.67	1.93
Allowance / loans	2.17	2.34	2.77	3.26	3.69
Allowance / NPL	.94x	1.09x	1.09x	0.90x	0.92x
Allowance / NPA	.81x	0.91x	0.91x	0.79x	0.81x
Allowance / charge-offs	1.87x	1.28x	1.06x	1.98x	1.92x

Other
Loans past due 90 days or more (f)	$97,672	$106,425	$102,420	$108,923	$125,989	(8)%	(22)%
Guaranteed portion (f)	40,007	42,249	39,572	39,613	37,858	(5)%	6%
Foreclosed real estate from government insured loans	19,815	16,360	11,438	13,870	15,711	21%	26%
Period-end loans, net of unearned income (millions)	15,971	16,397	16,241	16,062	15,972	(3)%	*
Remaining unfunded commitments (millions)	7,717	7,435	7,418	7,938	8,285	4%	(7)%

NM - Not meaningful

* Amount is less than one percent

(a)	Restricted balances parenthetically presented are as of March 31, 2012. See Glossary of Terms for definition of restricted balances.

(b)	The valuation adjustment taken upon exercise of clean-up calls includes expected losses.

(c)	1Q12 includes $100.8 million of loans held for sale.

(d)	Linked quarter decline driven by C&I portfolio as 1Q12 includes recoveries of $4.6 million; 4Q11 includes an $11.7 million charge-off associated with one bank holding company loan.

(e)	See Glossary of Terms for definitions of Consolidated Key Ratios.

(f)	Includes loans held for sale.

ASSET QUALITY: CONSOLIDATED Quarterly, Unaudited

											1Q12 Changes vs.
	1Q12		4Q11		3Q11		2Q11		1Q11		4Q11	1Q11

Key Portfolio Details
C&I
Period-end loans ($ millions)	$7,705		$8,015		$7,706		$7,180		$6,808		(4)%	13%
30+ Delinq. % (a)	0.39%		0.15%		0.43%		0.52%		0.46%
NPL %	2.00		2.02		2.60		2.96		3.13
Charge-offs % (qtr. annualized) (b)	0.08		1.62		0.70		0.35		0.60
Allowance / loans %	1.55%		1.63%		2.37%		2.87%		3.24%
Allowance / charge-offs (b)	19.17	x	1.03	x	3.61	x	8.72	x	5.46	x

Income CRE
Period-end loans ($ millions)	$1,247		$1,257		$1,287		$1,311		$1,398		(1)%	(11)%
30+ Delinq. % (a)	0.73%		0.76%		1.47%		1.11%		1.12%
NPL %	5.59		5.50		6.27		8.54		10.07
Charge-offs % (qtr. annualized)	2.41		0.44		1.40		1.03		2.26
Allowance / loans %	2.64%		3.15%		3.67%		6.04%		7.05%
Allowance / charge-offs	1.09	x	6.91	x	2.56	x	5.63	x	3.11	x

Residential CRE
Period-end loans ($ millions)	$100		$121		$142		$183		$221		(17)%	(55)%
30+ Delinq. % (a)	1.06%		0.72%		0.61%		5.14%		5.08%
NPL %	43.77		37.87		38.80		38.40		42.19
Charge-offs % (qtr. annualized)	5.70		5.96		8.01		8.19		4.96
Allowance / loans %	13.11%		13.20%		12.67%		11.10%		11.30%
Allowance / charge-offs	2.07	x	2.00	x	1.31	x	1.22	x	2.05	x

Consumer Real Estate
Period-end loans ($ millions)	$5,392		$5,291		$5,305		$5,383		$5,487		2%	(2)%
30+ Delinq. % (a)	1.48%		1.70%		1.61%		1.52%		1.73%
NPL % (f)	1.30		0.67		0.80		0.64		0.69
Charge-offs % (qtr. annualized)	1.99		1.85		2.04		2.34		2.50
Allowance / loans %	2.26%		2.63%		2.55%		2.47%		2.60%
Allowance / charge-offs	1.16	x	1.41	x	1.23	x	1.05	x	1.04	x

Permanent Mortgage
Period-end loans ($ millions) (c)	$751		$788		$838		$1,015		$1,038		(5)%	(28)%
30+ Delinq. % (a)	2.16%		3.33%		5.21%		4.00%		5.47%
NPL % (c)	4.40		4.15		2.87		13.53		12.64
Charge-offs % (qtr. annualized) (d)	2.08		2.74		18.83		3.21		3.34
Allowance / loans %	3.62%		2.55%		3.12%		4.28%		5.04%
Allowance / charge-offs	1.70	x	0.90	x	0.14	x	1.34	x	1.49	x

Credit Card and Other
Period-end loans ($ millions)	$271		$284		$299		$295		$298		(5)%	(9)%
30+ Delinq. % (a)	1.26%		1.33%		1.29%		1.20%		1.34%
NPL %	0.79		0.75		1.69		3.21		5.12
Charge-offs % (qtr. annualized)	2.22		5.60		5.27		5.61		4.43
Allowance / loans %	2.27%		2.49%		2.84%		3.08%		3.36%
Allowance / charge-offs	1.00	x	0.43	x	0.55	x	0.54	x	0.76	x

Restricted Real Estate Loans and Secured Borrowings
Period-end loans ($ millions) (e)	$505		$641		$666		$694		$722		(21)%	(30)%
30+ Delinq. % (a)	3.41%		3.15%		2.98%		2.85%		2.94%
NPL % (f)	1.80		1.04		0.87		0.80		0.75
Charge-offs % (qtr. annualized)	2.52		3.63		4.46		4.76		5.08
Allowance / loans %	5.04%		4.97%		4.86%		4.76%		5.52%
Allowance / charge-offs	1.63	x	1.33	x	1.06	x	0.98	x	1.07	x

(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

(b)	1Q12 includes recoveries of $4.8 million; 4Q11 includes a $20.6 million charge-off associated with one bank-related relationship (TRUP and bank holding company loan).

(c)	3Q11 includes the impact of the sale of $126 million in book value of nonperforming permanent mortgages.

(d)	3Q11 includes $40.2 million of net charge-offs (“NCO”) recognized due to sale of nonperforming mortgages.

(e)	1Q12 includes $467.0 million of consumer real estate loans and $38.0 million of permanent mortgage loans.

(f)	1Q12 includes a portion of the $27.5 million of second liens classified as NPL as a result of regulatory guidance issued in first quarter.

ROLLFORWARDS OF NONPERFORMING LOANS AND ORE INVENTORY Unaudited

(Millions)	1Q12	4Q11	3Q11	2Q11	1Q11
NPL Rollforward (a)
Beginning NPLs	$279	$341	$404	$462	$486
+ Additions	22	17	36	31	46
+ Principal Increase	1	1	2	2	4
- Resolutions and payments	(19)	(39)	(54)	(66)	(47)
- Net Charge-offs	(10)	(37)	(22)	(15)	(22)
- Transfer to OREO	(3)	(3)	(10)	(5)	(3)
- Upgrade to Accrual	-	(1)	(15)	(5)	(2)
Ending NPLs	$270	$279	$341	$404	$462
(a) Includes Commercial and One-Time Close Portfolios only.

(Millions)	1Q12	4Q11	3Q11	2Q11	1Q11
ORE Inventory Rollforward (b)
Beginning balance	$68.9	$80.1	$78.8	$94.4	$110.5
Valuation adjustments	(5.2)	(4.4)	(4.3)	(4.6)	(5.0)
Adjusted balance	$63.7	$75.7	$74.5	$89.8	$105.5
+ New OREO	10.2	13.9	17.0	17.0	16.1
+ Capitalized expenses	0.2	0.2	0.5	1.0	0.6
Disposals:
- Single transactions	(13.7)	(20.7)	(10.2)	(24.7)	(27.4)
- Bulk sales	(1.3)	(0.2)	(1.7)	(4.3)	-
- Auctions	-	-	-	-	(0.4)
Ending balance	$59.1	$68.9	$80.1	$78.8	$94.4
(b)	OREO excludes foreclosed assets related to government insured mortgages.

ASSET QUALITY: REGIONAL BANKING
Quarterly, Unaudited

						1Q12 Changes vs.
	1Q12	4Q11	3Q11	2Q11	1Q11	4Q11	1Q11

Total Regional Banking
Period-end loans ($ millions)	$11,530	$11,753	$11,374	$10,828	$10,482	(2)%	10%
30+ Delinq. % (a)	0.60%	0.41%	0.61%	0.82%	0.84%
NPL %	1.66	1.69	2.11	2.62	3.03
Charge-offs % (qtr. annualized)	0.50	1.10	0.87	0.69	1.03
Allowance / loans %	1.44%	1.60%	2.04%	2.57%	2.96%
Allowance / charge-offs	2.91x	1.48x	2.45x	3.86x	2.91x

Key Portfolio Details
C&I
Period-end loans ($ millions)	$7,160	$7,465	$7,139	$6,600	$6,223	(4)%	15%
30+ Delinq. % (a)	0.41%	0.16%	0.45%	0.56%	0.48%
NPL %	1.12	1.18	1.62	1.99	2.39
Charge-offs % (qtr. annualized) (b)	0.09	1.26	0.73	0.39	0.66
Allowance / loans %	1.29%	1.36%	1.95%	2.43%	2.77%
Allowance / charge-offs (b)	14.86x	1.11x	2.87x	6.61x	4.27x

Income CRE
Period-end loans ($ millions)	$1,204	$1,208	$1,235	$1,245	$1,278	*	(6)%
30+ Delinq. % (a)	0.76%	0.43%	0.63%	1.17%	1.23%
NPL %	5.28	5.08	5.75	7.76	8.04
Charge-offs % (qtr. annualized)	1.88	0.40	1.17	0.91	1.94
Allowance / loans %	2.42%	2.95%	3.49%	5.88%	6.93%
Allowance / charge-offs	1.29x	7.03x	2.94x	6.39x	3.59x

Residential CRE
Period-end loans ($ millions)	$86	$93	$103	$124	$142	(8)%	(39)%
30+ Delinq. % (a)	1.22%	0.40%	0.56%	6.87%	7.35%
NPL %	41.83	40.28	36.74	35.22	36.09
Charge-offs % (qtr. annualized)	6.64	7.38	4.91	7.64	5.61
Allowance / loans %	14.07%	14.33%	14.27%	12.62%	13.51%
Allowance / charge-offs	2.02x	1.80x	2.54x	1.55x	2.19x

Consumer Real Estate
Period-end loans ($ millions)	$2,809	$2,706	$2,604	$2,571	$2,554	4%	10%
30+ Delinq. % (a)	0.92%	1.02%	0.99%	0.96%	1.07%
NPL % (c)	0.71	0.45	0.57	0.48	0.54
Charge-offs % (qtr. annualized)	0.57	0.55	0.61	0.63	1.05
Allowance / loans %	0.94%	1.15%	1.09%	0.88%	0.91%
Allowance / charge-offs	1.67x	2.12x	1.79x	1.40x	0.88x

Credit Card, Permanent Mortgage, and Other
Period-end loans ($ millions)	$271	$281	$293	$288	$285	(4)%	(5)%
30+ Delinq. % (a)	1.40%	1.30%	1.19%	1.23%	1.57%
NPL %	0.03	0.02	0.03	0.12	0.12
Charge-offs % (qtr. annualized)	2.38	3.08	3.52	3.52	2.34
Allowance / loans %	2.20%	2.27%	2.40%	2.41%	2.51%
Allowance / charge-offs	0.91x	0.72x	0.69x	0.68x	1.08x

ASSET QUALITY: CORPORATE

Permanent Mortgage
Period-end loans ($ millions)	$127	$141	$161	$175	$151	(10)%	(16)%
30+ Delinq. % (a)	1.33%	0.67%	0.73%	2.03%	1.98%
NPL %	0.16	0.15	0.13	0.65	0.76
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	NM	NM	NM	NM	NM
Allowance / charge-offs	NM	NM	NM	NM	NM

NM - Not meaningful

* Amount is less than one percent

(a)   30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

(b) 1Q12 includes recoveries of $4.6 million; 4Q11 includes an $11.7 million charge-off associated with one bank holding company loan.

(c)   1Q12 includes a portion of the $27.5 million of second liens classified as NPL as a result of regulatory guidance issued in first quarter.

ASSET QUALITY: NON-STRATEGIC
Quarterly, Unaudited

						1Q12 Changes vs.
	1Q12	4Q11	3Q11	2Q11	1Q11	4Q11	1Q11

Total Non-Strategic
Period-end loans ($ millions)	$4,314	$4,503	$4,706	$5,059	$5,339	(4)%	(19)%
30+ Delinq. % (a)	2.00%	2.52%	2.87%	2.27%	2.69%
NPL %	3.44	3.44	3.69	5.86	5.97
Charge-offs % (qtr. annualized)	2.92	3.74	6.62	3.70	3.70
Allowance / loans %	4.17%	4.37%	4.62%	4.85%	5.22%
Allowance / charge-offs	1.40x	1.13x	0.66x	1.28x	1.39x

Key Portfolio Details
C&I (b)
Period-end loans ($ millions)	$546	$549	$567	$580	$585	(1)%	(7)%
30+ Delinq. % (a)	0.12%	-%	0.18%	-%	0.17%
NPL %	13.58	13.50	14.93	13.99	11.04
Charge-offs % (qtr. annualized) (c)	NM	6.15	0.37	NM	0.01
Allowance / loans %	4.94%	5.29%	7.66%	7.95%	8.26%
Allowance / charge-offs	NM	0.84x	20.25x	NM	NM

Income CRE
Period-end loans ($ millions)	$43	$49	$52	$66	$120	(12)%	(64)%
30+ Delinq. % (a)	-%	8.84%	21.51%	-%	-%
NPL %	14.45	15.93	18.80	23.20	31.62
Charge-offs % (qtr. annualized)	15.96	1.29	6.29	2.64	5.44
Allowance / loans %	9.00%	8.08%	7.82%	9.01%	8.29%
Allowance / charge-offs	0.51x	6.04x	1.08x	2.30x	1.42x

Residential CRE
Period-end loans ($ millions)	$13	$28	$38	$59	$79	(54)%	(84)%
30+ Delinq. % (a)	-%	1.79%	0.76%	1.49%	0.98%
NPL %	56.20	29.77	44.39	45.06	53.26
Charge-offs % (qtr. annualized)	1.59	1.70	15.10	9.22	3.81
Allowance / loans %	6.96%	9.40%	8.33%	7.90%	7.28%
Allowance / charge-offs	2.83x	4.61x	0.41x	0.71x	1.67x

Consumer Real Estate
Period-end loans ($ millions) (d)	$2,583	$2,586	$2,701	$2,812	$2,933	*	(12)%
30+ Delinq. % (a)	2.09%	2.41%	2.21%	2.03%	2.30%
NPL % (h)	1.37	0.90	1.03	0.80	0.82
Charge-offs % (qtr. annualized)	3.53	3.15	3.38	3.86	3.74
Allowance / loans %	3.69%	4.19%	3.95%	3.91%	4.08%
Allowance / charge-offs	1.07x	1.29x	1.14x	0.99x	1.08x

Permanent Mortgage
Period-end loans ($ millions) (e)	$604	$628	$657	$818	$864	(4)%	(30)%
30+ Delinq. % (a)	2.25%	3.95%	6.35%	4.46%	6.09%
NPL % (d)	5.43	5.17	3.61	16.64	15.04
Charge-offs % (qtr. annualized) (f)	2.59	3.46	23.31	3.88	4.05
Allowance / loans %	4.45%	3.17%	3.94%	5.24%	5.99%
Allowance / charge-offs	1.68x	0.89x	0.14x	1.33x	1.48x

Other Consumer
Period-end loans ($ millions)	$20	$22	$25	$30	$36	(9)%	(44)%
30+ Delinq. % (a)	3.04%	2.85%	4.32%	2.07%	1.92%
NPL %	10.39	9.83	20.12	31.24	42.03
Charge-offs % (qtr. annualized)	NM	30.70	19.63	19.98	18.01
Allowance / loans %	2.68%	3.98%	6.98%	9.27%	9.53%
Allowance / charge-offs	NM	0.12x	0.32x	0.41x	0.53x

Restricted Real Estate Loans and Secured Borrowings
Period-end loans ($ millions) (g)	$505	$641	$666	$694	$722	(21)%	(30)%
30+ Delinq. % (a)	3.41%	3.15%	2.98%	2.85%	2.94%
NPL % (h)	1.80	1.04	0.87	0.80	0.75
Charge-offs % (qtr. annualized)	2.52	3.63	4.46	4.76	5.08
Allowance / loans %	5.04%	4.97%	4.86%	4.76%	5.52%
Allowance / charge-offs	1.63x	1.33x	1.06x	0.98x	1.07x

NM - Not meaningful

* Amount is less than one percent

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

(b)	Includes trust preferred loan portfolio and other exited businesses.

(c)	4Q11 includes an $8.9 million charge-off associated with one TRUP loan.

(d)	1Q12 runoff offset by reclassification of loans from “restricted real estate loans” due to FHN’s exercise of cleanup calls related to prior securitizations. This resulted in collapse of the securitization trusts and payoff of the associated borrowings.

(e)	3Q11 includes the impact of the sale of $126 million in book value of nonperforming permanent mortgages.

(f)	3Q11 includes $40.2 million of net charge-offs (“NCO”) recognized due to sale of nonperforming mortgages.

(g)	1Q12 includes $467.0 million of consumer real estate loans and $38.0 million of permanent mortgage loans.

(h)	1Q12 includes a portion of the $27.5 million of second liens classified as NPL as a result of regulatory guidance issued in first quarter.

ASSET QUALITY: PORTFOLIO METRICS
Unaudited

C&I Portfolio: $7.7 Billion (48.2% of Total Loans)

% OS
General Corporate, Commercial, and Business Banking Loans	79%
Loans to Mortgage Companies	14%
Trust Preferred Loans	5%
Bank Holding Company Loans	2%

Income CRE Portfolio: $1.2 Billion (7.8% of Total Loans)

Top 10 States as of March 31, 2012	% NPL	% OS
Tennessee	4.17%	59%
Georgia	7.07%	7%
North Carolina	12.59%	6%
Florida	14.90%	5%
Mississippi	12.55%	4%
South Carolina	-%	4%
Kentucky	-%	3%
Texas	2.74%	3%
West Virginia	-%	2%
Virginia	0.77%	1%

Consumer Real Estate (primarily Home Equity) Portfolio: $5.9 Billion (36.7% of Total Loans) (a)

Origination LTV and FICO for Portfolio as of March 31, 2012	Loan-to-Value
(excludes whole loan insurance)	<=80%	80% - 90%	>90%
FICO score greater than or equal to 740	33%	16%	7%
FICO score 720-739	6%	4%	2%
FICO score 700-719	6%	4%	2%
FICO score 660-699	7%	4%	3%
FICO score 620-659	2%	1%	1%
FICO score less than 620	1%	-%	1%

Consumer Real Estate Portfolio Detail:
		Origination Characteristics						NCO’s %
Vintage	Balance ($ B)	W/A Age (mo.)	CLTV	FICO	% Broker (b)	% TN	% 1st lien	QTD
pre-2003	$0.2	124	76%	716	16%	45%	33%	1.16%
2003	$0.4	105	75%	729	16%	32%	39%	0.94%
2004	$0.7	92	79%	725	28%	22%	27%	1.83%
2005	$1.0	80	81%	730	19%	17%	16%	3.23%
2006	$0.8	69	78%	734	6%	23%	17%	3.52%
2007	$0.9	57	80%	739	15%	26%	19%	3.96%
2008	$0.4	46	75%	748	8%	73%	51%	0.77%
2009	$0.3	34	72%	753	-%	87%	58%	0.16%
2010	$0.4	20	80%	750	-%	92%	73%	0.03%
2011	$0.6	8	77%	760	-%	90%	86%	-%
2012	$0.2	1	74%	764	-%	90%	92%	-%
Total	$5.9	61	78%	739 (c)	12%	44%	38%	2.05%

(a)  Consumer Real Estate portfolio includes $467.0 million of restricted real estate loans and secured borrowings.

(b)  Correspondent and Wholesale.

(c)  739 average portfolio origination FICO; 729 weighted average portfolio FICO (refreshed).

Permanent Mortgage Portfolio: $0.8 Billion (4.9% of Total Loans) (a) (b) (c)

Top 10 States as of March 31, 2012	Del. %	% OS
California	3.74%	25%
Texas	7.09%	9%
Washington	2.33%	8%
Virginia	4.76%	6%
Maryland	2.25%	4%
Arizona	5.29%	4%
Oregon	2.25%	4%
North Carolina	3.11%	3%
Florida	10.36%	3%
Tennessee	4.38%	3%

(a)  Permanent Mortgage portfolio includes $38.0 million of restricted real estate loans.

(b)  Documentation type: 69% full doc; 26% stated; 5% other.

(c)  Product type: 70% jumbo; 14% Alt A; 16% other.

GLOSSARY OF TERMS

Adjusted Tangible Equity/RWA: Shareholders’ equity excluding intangible assets and unrealized gains/losses on available-for-sale securities and cash flow hedges divided by risk weighted assets.

Core Business Segments: Management treats regional banking, capital markets, and corporate as FHN’s core businesses. Non-strategic has significant legacy assets and operations that are being wound down.

Lower of Cost or Market (“LOCOM”): A method of accounting for certain assets by recording them at the lower of their historical cost or their current market value.

Restricted Real Estate Loans and Secured Borrowings: Restricted loans are assets of a consolidated variable interest entity that can be used only to settle obligations of the consolidated variable interest entity and liabilities of a consolidated variable interest entity for which creditors (or beneficial interest holders) do not have recourse to the general credit of the primary beneficiary. Line item also includes loans from non consolidated variable interest entities that did not quality for sale treatment. Such loans secure borrowings that are classified as term borrowings.

Troubled Debt Restructuring (“TDR”): A restructuring of debt whereby a creditor for economic or legal reasons related to the borrower’s financial difficulties grants a concession to the borrower that it would not otherwise consider. Such concession is granted in an attempt to protect as much of the creditor’s investment as possible by increasing the probability of repayment.

Asset Quality - Consolidated Key Ratios

NPL %: Ratio is nonperforming loans in the loan portfolio to total period-end loans.

NPA %: Ratio is nonperforming assets related to the loan portfolio to total period-end loans plus foreclosed real estate and other assets.

Net charge-offs %: Ratio is annualized net charge-offs to total average loans.

Allowance / loans: Ratio is allowance for loan losses to total period-end loans.

Allowance to loans excluding insured loans: Ratio is allowance for loan losses to total period-end loans excluding insured loans.

Allowance / NPL: Ratio is allowance for loan losses to nonperforming loans in the loan portfolio.

Allowance / NPA: Ratio is allowance for loan losses to nonperforming assets related to the loan portfolio.

Allowance / charge-offs: Ratio is allowance for loan losses to annualized net charge-offs.

NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

(Thousands)	1Q12	4Q11	3Q11	2Q11	1Q11
Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$2,674,173	$2,684,637	$2,743,230	$2,681,382	$2,640,057
Less: Noncontrolling interest (a)	295,165	295,165	295,165	295,165	295,165
(B) Total common equity	$2,379,008	$2,389,472	$2,448,065	$2,386,217	$2,344,892
Less: Intangible assets (GAAP) (b)	159,880	159,902	160,902	164,067	183,625
(C) Tangible common equity (Non-GAAP)	$2,219,128	$2,229,570	$2,287,163	$2,222,150	$2,161,267
Less: Unrealized gains on AFS securities, net of tax	67,077	67,069	79,358	58,068	39,338
(D) Adjusted tangible common equity (Non-GAAP) (c)	$2,152,051	$2,162,501	$2,207,805	$2,164,082	$2,121,929

Tangible Assets (Non-GAAP)
(E) Total assets (GAAP)	$25,678,969	$24,789,384	$25,571,469	$25,054,066	$24,438,344
Less: Intangible assets (GAAP) (b)	159,880	159,902	160,902	164,067	183,625
(F) Tangible assets (Non-GAAP)	$25,519,089	$24,629,482	$25,410,567	$24,889,999	$24,254,719

Period-end Shares Outstanding
(G) Period-end shares outstanding	252,667	257,468	263,619	263,699	263,335

Tier 1 Common (Non-GAAP)
(H) Tier 1 capital (d) (e)	$2,834,974	$2,850,452	$2,875,113	$2,818,535	$2,790,335
Less: Noncontrolling interest - FTBNA preferred stock (a) (f)	294,816	294,816	294,816	294,816	294,816
Less: Trust preferred (g)	200,000	200,000	200,000	200,000	200,000
(I) Tier 1 common (Non-GAAP)	$2,340,158	$2,355,636	$2,380,297	$2,323,719	$2,295,519

Risk Weighted Assets
(J) Risk weighted assets (d) (e)	$19,942,650	$20,026,412	$19,910,843	$19,589,310	$19,569,006

Ratios
(C)/(F) Tangible common equity to tangible assets (“TCE/TA”) (Non-GAAP)	8.70%	9.05%	9.00%	8.93%	8.91%
(A)/(E) Total equity to total assets (GAAP)	10.41%	10.83%	10.73%	10.70%	10.80%
(C)/(G) Tangible book value per common share (Non-GAAP)	$8.78	$8.66	$8.68	$8.43	$8.21
(B)/(G) Book value per common share (GAAP)	$9.42	$9.28	$9.29	$9.05	$8.90
(I)/(J) Tier 1 common ratio (Non-GAAP) (d)	11.73%	11.76%	11.95%	11.86%	11.73%
(H)/(E) Tier 1 capital to total assets (GAAP) (d)	11.04%	11.50%	11.24%	11.25%	11.42%
(D)/(J) Adjusted tangible common equity to risk weighted assets (“TCE/RWA”) (Non-GAAP) (c) (d)	10.79%	10.80%	11.09%	11.05%	10.84%

Net interest income adjusted for impact of fully taxable equivalent (“FTE”) (Non-GAAP)
Regional Banking
Net interest income (GAAP)	$146,554	$150,116	$140,613	$136,296	$134,771
FTE adjustment	1,493	1,510	1,434	1,353	1,243
Net interest income adjusted for impact of FTE (Non-GAAP)	$148,047	$151,626	$142,047	$137,649	$136,014

Capital Markets
Net interest income (GAAP)	$5,684	$5,527	$5,552	$5,509	$5,503
FTE adjustment	140	106	81	76	72
Net interest income adjusted for impact of FTE (Non-GAAP)	$5,824	$5,633	$5,633	$5,585	$5,575

Corporate
Net interest income (GAAP)	$(4,727)	$(3,764)	$(494)	$412	$(332)
FTE adjustment	26	34	40	68	71
Net interest income adjusted for impact of FTE (Non-GAAP)	$(4,701)	$(3,730)	$(454)	$480	$(261)

Non-Strategic
Net interest income (GAAP)	$24,418	$26,998	$30,669	$30,643	$32,813
FTE adjustment	-	-	-	-	-
Net interest income adjusted for impact of FTE (Non-GAAP)	$24,418	$26,998	$30,669	$30,643	$32,813

Total Consolidated
Net interest income (GAAP)	$171,929	$178,877	$176,340	$172,860	$172,755
FTE adjustment	1,659	1,650	1,555	1,497	1,386
Net interest income adjusted for impact of FTE (Non-GAAP)	$173,588	$180,527	$177,895	$174,357	$174,141

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Included in Total equity on the Consolidated Balance Sheet.

(b)	Includes goodwill and other intangible assets, net of amortization.

(c)	See Glossary of Terms for definition of ratio.

(d)	Current quarter is an estimate.

(e)	Defined by and calculated in conformity with bank regulations.

(f)	Represents FTBNA preferred stock included in noncontrolling interest.

(g)	Included in Term borrowings on the Consolidated Balance Sheet.

First Horizon National Corporation First Quarter 2012 Earnings April 19, 2012

2
Portions of this presentation use non-GAAP financial information. Each of those portions is so noted, and a reconciliation of that non-GAAP information to comparable GAAP information is provided in a footnote or in the appendix at the end of this presentation.
This presentation contains forward-looking statements, which may include guidance, involving significant risks and uncertainties which will be identified by words such as “believe”,“expect”,“anticipate”,“intend”,“estimate”,
“should”,“is likely”,“will”,“going forward” and other expressions that indicate future events and trends and may be followed by or reference cautionary statements. A number of factors could cause actual results to differ materially from those in the forward-looking information. These factors are outlined in our recent earnings and other press releases and in more detail in the most current 10-Q and 10-K. FHN disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments.

3
Successful Execution:
1Q12 Accomplishments
Optimize
Business Mix for
Profitability &
Returns
Improve
Productivity
& Efficiency
Executing $139mm of cost saves in Core Businesses
1
Regional Banking expenses down 6%
Regional Banking revenue per FTE of $65k, up 13% from $58k
Tier 1 ratio at 14.2%, down 4bps
Tier 1 Common flat at 11.7%
TCE/TA at 8.7%
Repurchased $89mm of common stock since October 2011
10.9 million shares at a volume weighted average price of $8.11 per share
Core Businesses’ pre-tax income at $89mm, up 12%
1
Core Businesses’ pre-tax pre-provision income at $81mm, up 21%
1
Regional Banking average loans up 9%
Regional Banking average deposits up 13%
Capital Markets’ remained strong due to our unique business model and extensive distribution network
Fixed income average daily revenues at $1.6mm
Non-Strategic average loans decreased 19%
Net charge-offs declined 40%
Nonperforming loans down 35%
Deploy Capital
In Disciplined
Manner
2
Core Businesses include Regional Banking, Capital Markets, and Corporate segments.
Core Businesses pre-tax and pre-tax, pre-provision income are non-GAAP numbers and reconciliations are provided on slide 6 and in the appendix, respectively.
2
Tier 1 and Tier 1 Common: current quarter is estimate; Tier 1 Common and TCE, & TA are non-GAAP numbers, and a reconciliation is provided in the appendix.
3
Does not include $0.03 broker commission paid.
All data is 1Q12 compared to 1Q11 unless otherwise noted. ¹
3

FINANCIAL RESULTS 4

Consolidated Financial Results
Net income available to common shareholders of
$31mm, with diluted EPS of $0.12
Total revenues up 4% at $374mm
Regional Banking revenues down 4%
NII down 2% from lower loan volume
Fee income declined 7% from seasonal impact of
lower NSF fees
Capital Markets revenues up 20%
Fixed income ADR up 20%
Total expenses up 3% at $322mm
Regional Banking expenses up 2% driven by higher
benefits and pension costs
Capital Markets expenses up 20% due to higher
variable compensation from increased revenues
Non-Strategic expenses flat linked quarter
$49mm of mortgage repurchase expense
vs $45mm
Total provision at $8mm
Net charge-offs at $46mm, down 38%
5
All data is 1Q12 compared to 4Q11 unless otherwise noted.
Linked Quarter Comparison
NII $173 $179 $172
Noninterest income $196 $181 $202
Securities gains / (losses), net $1 $0 $0
   Total revenue $369 $360 $374
Noninterest expense $314 $312 $322
Provision $1 $10 $8
   Pre-tax income $54 $38 $44
Taxes $12 ($1) $11
Continuing operations $42 $39 $34
Discontinued operations $1 ($1) ($0)
   Net income $43 $38 $33
Net income attributable to
noncontrolling interest
$3 $3 $3
   Net income available
   to common shareholders
$40 $35 $31
Diluted shares 266 260 255
   Diluted EPS from continuing
   operations
$0.15 $0.13 $0.12
   Diluted EPS $0.15 $0.13 $0.12
1Q12
(in millions, except per share)
4Q11 1Q11
1
Core businesses include Regional Banking, Capital Markets, and Corporate segments. Core Businesses pre-tax income is a non-GAAP number and a reconciliation is provided on slide 6.
Numbers may not add to total due to rounding.

6
First Quarter 2012 Segment Highlights
Numbers may not add to total due to rounding.
Pre-tax earnings, Revenue, and Expense are in millions.
Revenue includes securities gain / losses.
1Q12 Drivers / Impacts
1Q12 Revenue
1Q12 Expense
Pre-Tax Earnings ($mm)
Linked Quarter
Change
$mm / Percent
Regional
Banking
Capital
Markets
Corporate
Non-Strategic
$206
$139
$112
$80
$5
$23
$51
$80
Core Business
(subtotal)
Total
$323
$242
$374
$322
$(8) / (4)%
$19 / 20%
$(2) / (26)%
$5 / 12%
$9 / 3%
$14 / 4%
$3 / 2%
$14 / 20%
$(7) / (23)%
$10 / 4%
$0 / 0%
$10 / 3%
4Q11
$91
$27
$(23)
$95
$(57)
$38
1Q11
$66
$22
$(8)
$79
$(25)
$54
Fixed income average daily revenue of
$1.6mm in 1Q12 vs $1.3mm in 4Q11
Expenses up from increased variable
compensation due to higher revenues
NII down 2% primarily due to lower loan
volume.  Fee income down 7% from lower
NSF fees
Provision credit in 1Q12 of $7.4mm vs
provision credit of $12.7mm in 4Q11
1Q12
$75
$32
$(18)
$89
$(44)
$44
Increase to derivative liabilities in 4Q11 of
$8.3mm
Servicing fees of $17.2mm in 1Q12 vs
$13.4mm in 4Q11.  Hedging results of
$9.1mm in 1Q12 vs $5.9mm in 4Q11
Loan loss provision of $15.4mm in 1Q12 vs
$22.7mm in 4Q11. Repurchase provision of
$49mm in 1Q12 vs $45mm in 4Q11

7
Successful Execution: Balance Sheet and NIM
1Q12 total average loans at $16B, down 1%
Regional Banking loans flat
Non-Strategic loans decreased 4%
Average core deposits up 3%
Deposit cost of 47bps vs 51bps
All data is 1Q12 compared to 4Q11 unless otherwise noted. Numbers/percentages may not add due to rounding.
1 Spread is loan yield minus deposit cost.
2 Core Businesses NIM is a non-GAAP number relating to the three core businesssegments: Regional Banking, Capital Markets, and Corporate.
Net interest margin is computed using total net interest income adjusted for FTE. Refer to the non-GAAP to GAAP reconciliations in the appendix.
NIM Walkforward
Yields and Rates
500bps
0
100
200
300
400
1Q11 2Q11 3Q11 4Q11 1Q12
Spread¹ Deposit Cost Loan Yield
Net Interest Margin By Segment
2
1Q11 4Q11 1Q12
Regional Banking 5.20% 5.23% 5.16%
Capital Markets 1.31% 1.16% 1.18%
Corporate -0.09% -0.36% -0.49%
Core Businesses
2
3.56% 3.54% 3.42%
Non-Strategic 2.26% 2.17% 2.05%
First Horizon 3.22% 3.23% 3.12%
345 345 350
365
361
3.23%
5bps
3bps
2bps
1bp
3.12%
3.0%
3.1%
3.1%
3.2%
3.2%
3.3%
Higher
Fed
Balances
Lower
Fixed
Interest
Collected
Nonaccruals
Other
Yields on
Rate Loans
on
1Q12
4Q11

Jan-11
Feb-11
Mar-11
Apr-11
May-11
Jun-11
Jul-11
Aug-11
Sep-11
Oct-11
Nov-11
Dec-11
Jan-12
Feb-12

FIRST HORIZON NATIONAL CORPORATION

Successful Execution:
Driving More Value from the Balance Sheet
Average Regional Bank Commercial Loan Pipeline Regional Bank Commercial Loans Funded
8
$540mm
Regional Bank Average Commercial Loan Spread
Significant focus to enhance profitability of
balance sheet
Loan pipeline remains solid
Areas of demand include  C&I, Corporate, and CRE
Growth in loans to mortgage companies and asset-
based lending
Competitive conditions on pricing and structure are
challenging
Pricing credit for attractive returns on capital
New Loans
2.0%
2.5%
3.0%
3.5%
4.0%
Commercial Loan Portfolio
Paid Off Loans Peers¹
$500mm
$0
$100
$200
$300
$400
1Q11 4Q11 1Q12
$440
$460
$480
$500
$520
1Q11 4Q11 1Q12
Numbers/percentages may not add due to rounding.
1
Source: S&P Bilateral Market Trends for newly originated credits.  First quarter data is not available at this time. Analysis reflects LIBOR-based facilities over $1mm, and excludes Commercial Real
Estate credits.  Figures are weighted by outstandings and do not include the incremental revenue earned from rate floors. Copyright 2011 Standard & Poors, a Division of the McGraw-Hill Companies.

Improving Productivity and Efficiency
Environmental Costs Remain Elevated
9
$139mm identified in cost savings, in addition to expected reduction in Non-Strategic expenses over the long-term
$116mm annualized impact in 1Q12 run rate
Divested non-core businesses, reducing expense by ~$15mm since 2010
Executing ongoing efficiency initiatives, targeted to be largely completed by the end of 2012
Near-term offsets from technology investments, pension related expenses, elevated environmental costs from foreclosure and mortgage repurchase provision
Targeting ~$1B level of consolidated expenses by the end of 2013, a 25-30% or ~$350mm reduction from the 2010 level
Regional Banking and Corporate Expenses
$190mm
Numbers/percentages may not add due to rounding.
1 Environmental costs include foreclosures.
$174
Deferred
Compensation
$2
Environmental¹
$5
Investments
$8
Pension
$8
Efficiencies
$26
$162
$130
$150
$170
1Q10 1Q12

$150
$100
$50
$0
1Q11 2Q11 3Q11 4Q11 1Q12
2006 & Prior 2007 2008

$400
$200
$0
1Q11 2Q11 3Q11 4Q11 1Q12
New Requests Resolved
Pipeline

$400
$200
$0
1Q11 2Q11 3Q11 4Q11 1Q12
2006 & Prior 2007 2008

FIRST HORIZON NATIONAL CORPORATION

10
Mortgage Repurchase-Related
Expenses Remain Manageable
Mortgage Repurchase Reserve
Pipeline of requests declined to $380mm in 1Q12,
down 1% linked quarter and 28% from 1Q11
New GSE requests increased by $56mm linked quarter
GSEs recycling through older vintages
Increased level of make-wholes, reflecting more
requests for loss reimbursement on liquidations vs
delinquent loans
Mortgage insurer-related requests down $93mm from
1Q11 and down $21mm linked quarter
Resolutions up 4% linked quarter
1Q12 cumulative rescission rates continue to average
in the 45-55% range; average loss severity remains in
the 50-60% range
Sold origination and servicing platform in August 2008
New GSE Repurchase
Requests by Vintage
Total Pipeline by Vintage¹
Total Pipeline of
Repurchase Requests²
$600mm $600mm
($ in millions) 1Q11 2Q11 3Q11 4Q11 1Q12
Beginning Balance
Net Realized Losses
Provision
Ending Balance
$183 $183 $169 $169 $165
$(37) $(39) $(53) $(49) $(53)
$37 $25 $53 $45
$49
$183 $169 $169 $165 $161
As of 1Q12. Numbers may not add due to rounding. 1 Requests reflect pipeline as of each respective quarter end.
$200mm
2 As of 3/31/12. Based on UPB. The pipeline represents active investor claims and mortgage insurance (MI) cancellations under review, both of which could occur on the same loan.
Excludes MI cancellation notices that have been reviewed and coverage has been lost. For purposes of estimating loss, MI cancellation notices where coverage has been lost are contemplated.

$125mm
$100
$50
$0
-$50
-$100
4.0%
3.0%
2.0%
1.0%
0.0%
3.69%
3.26%
2.77%
2.34%
2.17%
$48
$77
$66
$58
$75
$46
$(76)
$(65)
$(74)
$(65)
$(38)
1Q11
2Q11
3Q11
4Q11
1Q12
Net Charge-Offs (NCOs)
Reserve Decrease
Reserve % of Loans (right axis)
Loan Sales NCOs

FIRST HORIZON NATIONAL CORPORATION

11
Successful Execution:
Asset Quality Trends Continue to Improve
1Q12 net charge-offs of $46mm
NCOs down 38% linked quarter and 40% since 1Q11
Regional Bank NCOs down $12mm or 47% from 1Q11
Non-Strategic NCOs down $18mm or 36% since 1Q11
Reserves for loan losses decreased $38mm linked quarter to $346mm or 2.17% of period end loans
Reserves and Net Charge-Offs
Data as of 3/31/12, unless otherwise noted.
Numbers may not add due to rounding.

3Q09
4Q09
1Q10
2Q10
3Q10
4Q10
1Q11
2Q11
3Q11
4Q11
1Q12

FIRST HORIZON NATIONAL CORPORATION

12
($ mm) 3Q11 4Q11 1Q12
Beginning NPLs $404 $341 $279
+ Additions $36 $17 $22
+ Principal Increase $2 $1 $1
- Resolutions/Payments ($54) ($39) ($19)
- Net Charge-Offs ($22) ($37) ($10)
- Transfer to ORE ($10) ($3) ($3)
- Upgrade to Accrual ($15) ($1) $0
Ending NPLs $341 $279 $270
Successful Execution:
Non-Performing Assets Stable
Non-Performing Assets
NPAs up $6mm or 1% linked quarter, and down 36%
or $292mm year over year
Increase in NPAs driven by $27.5mm second liens
being classified as nonperforming as a result of
regulatory guidance issued in 1Q12
NPA % at 2.66% vs 4.55% in 1Q11
NPL levels up 3% linked quarter and down 35%
year over year
NPL % at 2.30% vs 3.99% in 1Q11
ORE balances declined from continued disposition
activity
NPL Activity from Commercial and OTC ORE Activity
Numbers may not add due to rounding.
1 4Q11 net charge-offs include a $21mm loss from one bank-related relationship of a TRUP and bank holding company loan.
2 ORE excludes foreclosed real estate from government insured loans.
($ mm) 3Q11 4Q11 1Q12
Beginning ORE $79 $80 $69
   Valuation Adjustments ($4) ($4) ($5)
Adjusted Balance $75 $76 $64
+ New ORE $17 $14 $10
+ Capitalized Expenses $1 $0 $0
- Dispositions: ($12) ($21) ($15)
   Single Transactions ($10) ($21) ($14)
   Auctions - - -
   Bulk Sales (2) (0) (1)
Ending ORE $80 $69 $59
$1.4B
(1)%
(14)%
(9)%
(2)%
(11)%
(14)%
2%
(9)%
(22)%
1%
$0.0
$0.2
$0.4
$0.6
$0.8
$1.0
$1.2
ORE New 2nd Lien NPLs NPLs
1
2

13
Building Long-Term Earnings Power:
FHNC Bonefish – Long-Term Targets
1Q12 Consolidated
1Q12 Core¹
Long-Term Targets
ROTCE 5.15% 15 - 20%
ROA 0.53% 1.23% 1.25 - 1.45%
NIM 3.12% 3.42% 3.50 - 4.00%
Tier 1 Common 11.7% 8.0 – 9.0%
NCO / Average Loans 1.16% 0.49% 0.30 - 0.70%
Fee Income / Revenue 54% 54% 40 - 50%
Efficiency Ratio 86% 75% 60 - 65%
Equity / Assets
Return on Assets
1.25% - 1.45%
Risk Adjusted Margin
Return on Tangible
Common Equity
15% - 20%
Total Assets Earning Assets
Pre-tax Income
Tax Rate
Efficiency Ratio
60% - 65%
Annualized Net Charge-Offs
0.30% - 0.70%
Net Interest Margin
3.50% - 4.00%
Tier 1 Common
8% - 9%
% Fee Income
40% - 50%
1 Core Businesses include Regional Banking, Capital Markets, and Corporate segment. Certain core data is non-GAAP and a reconciliation is provided in the appendix.
2 ROTCE, ROA, NIM, and NCO / Average Loans are annualized.
3 Tier 1 Common: current quarter is estimate and is a non-GAAP number, and a reconciliation is provided in the appendix.
2
2
2
2
3

FHN Strategic Priorities
14
Building a Foundation for Long-Term Earnings Power
1) Improve Profitability and Returns
Replace runoff, low margin, Non-Strategic assets with higher margin, Regional Banking assets
FTN Financial fixed income platform provides strong fee income and higher returns on capital
Continue efficiency and productivity efforts
2) Focus on Differentiated Customer Service
Emphasis on being easy to do business with
Simplify and streamline processes
3) Deploy Capital Smartly
Maintain appropriate levels for future banking environment
Continue to deploy capital with a disciplined approach

APPENDIX 15

16
Liquidity, Capital, and Reserves
Wholesale Funding Capital Ratios
Numbers may not add to total due to rounding.
1 Source: SNL. Peer median includes top 50 publicly traded U.S. banks by total asset size at 4Q11. TCE/RWA is not adjusted for unrealized gains on AFS securities.
1Q12 Total Capital, Tier 1, and Tier 1 Common ratios are estimates. Tier 1 Common, and TCE/TA are non-GAAP numbers, and a reconciliation is provided at the end of the appendix.
2 Excluding Securities Sold Repos, Trading Liabilities, and sub-debt and other collateralized borrowings of $2.7B.
Period End ($B) 3Q11 4Q11 1Q12
Fed Funds Purchased $1.6 $1.5 $1.5
Senior Debt $0.5 $0.5 $0.5
Insured Network Deposits $1.8 $1.7 $1.6
Borrowing From FHLB $0.4 $0.0 $0.0
Other $0.2 $0.1 $0.2
Total $4.5 $3.8 $3.7
3Q11 4Q11 1Q12
4Q11 Peer
Median
Total Capital 18.2% 18.0% 17.7% 15.6%
Tier 1 Capital 14.4% 14.2% 14.2% 12.8%
TCE/TA 9.0% 9.1% 8.7% 8.0%
TCE/RWA 11.5% 11.1% 11.1% 11.2%
2 1
12.0%
11.8%
11.7%
11.2%
2.05%
2.17%
1.44%
4.17%
Reserves vs. Peers Tier 1 Common Ratio
0% 1% 2% 3% 4% 5%
8%
9%
10%
11%
12%
3Q11 4Q11 1Q12 4Q11 Peer
Median
4Q11 Peer Median
FHN Consolidated
FHN Regional Bank
FHN Non-Strategic
1
1

1Q12 Credit Quality Summary by Portfolio
As of 3/31/12.
Numbers may not add to total due to rounding.
17
Commercial
(C&I & Other)
Income
CRE
Residential
CRE
HE &
HELOC
Other
1
Permanent
Mortgage
Commercial
(C&I & Other)
Income
CRE
Residential
CRE
HE &
HELOC
Permanent
Mortgage
Other
2
Total
Period End Loans $7,160 $1,204 $86 $2,809 $271 $127 $546 $43 $13 $2,583 $604 $526 $15,971
30+ Delinquency 0.41% 0.76% 1.22% 0.92% 1.40% 1.33% 0.12% 0.00% 0.00% 2.09% 2.25% 3.40% 0.98%
Dollars $29 $9 $1 $26 $4 $2 $1 $0 $0 $54 $14 $18 $157
NPL % 1.12% 5.28% 41.83% 0.71% 0.03% NM 13.58% 14.45% 56.20% 1.37% 5.43% 2.13% 2.30%
Dollars $80 $64 $36 $20 $0 NM $74 $6 $8 $36 $33 $11 $367
Net Charge-offs
3
% 0.09% 1.88% 6.64% 0.57% 2.38% NM NM 15.96% 1.59% 3.53% 2.59% 2.38% 1.16%
Dollars $2 $6 $2 $4 $2 NM $0 $2 $0 $22 $4 $4 $46
Allowance $93 $29 $12 $26 $6 NM $27 $4 $1 $95 $27 $26 $346
Allowance / Loans % 1.29% 2.42% 14.07% 0.94% 2.20% NM 4.94% 9.00% 6.96% 3.69% 4.45% 4.95% 2.17%
Allowance / Charge-offs 14.86x 1.29x 2.02x 1.67x 0.91x NM NM 0.51x 2.83x 1.07x 1.68x 1.71x 1.87x
(1) Credit Card, Permanent Mortgage, and Other
(2) Restricted and Secured Consumer Real Estate Loans, OTC and Other Consumer.
(3) Net Charge-Offs are quarterly annualized
(NM) Not meaningful
(4) Exercised clean-up calls on jumbo securitizations in 2Q11 and 4Q10, which are now on balance sheet in the Corporate segment
($ in millions) Regional Bank Non-Strategic
Corporate
4

Bank-Related
2%
Correspondent
Banking
16%
TRUPs[1]
5%
All Other C&I
77%

4Q11 charge-offs included $21mm charge-off from one bank-related relationship
4%
3%
2%
1%
0%
1Q11
2Q11
3Q11
4Q11
1Q12
30+ Delq.
NPLs/Total Loans
Net Charge-Offs (Ann.)

$1.6B
$1.2
$0.8
$0.4
$0.0
$0.4
$0.6
$1.1
$1.4
$1.0
1Q11
2Q11
3Q11
4Q11
1Q12

FIRST HORIZON
NATIONAL CORPORATION

18
C&I Portfolio
Consolidated C&I Portfolio
C&I Loan Composition
C&I: Period End Loans to Mortgage Companies
Numbers may not add to total due to rounding.
Data as of 1Q12.
1 TRUPs loan balance net of LOCOM of $34.2mm.
$7.7B portfolio, diversified by industry, managed in
Regional Banking
Includes loans to mortgage companies (included
within correspondent banking) of $1.1B in 1Q12 vs
$1.4B in 4Q11
Net charge-offs down $30mm linked quarter
C&I consolidated reserves of 1.55% at 3/31/12

C&I Portfolio: TRUPS & Bank-Related Loans
1Q12 TRUPs & Bank-Related Loans Total C&I Portfolio
PE Balances ($mm) $600 $7,705
Reserves ($mm) $65 $120
Reserve Coverage 10.85% 1.55%
NPL % 15.19% 2.00%
NCO % 0.12% 0.08%
TRUPS and Bank-Related Loan Coverage
$600mm balances in TRUPS and bank-related loans
$291mm whole-loan TRUPs to banks
$156mm whole-loan TRUPs to insurance companies
$153mm loans to bank holding companies and loans secured by bank stock
Significant focus is directed at this portfolio
TRUPs and bank holding company loans are re-graded quarterly
Average TRUP size of $9mm
Ten TRUPs on deferral at 3/31/12
19
Data as of 1Q12.
1 Reserve coverage includes $34.2mm of LOCOM on TRUPs.
2 NCO% is QTD Annualized. Numbers may not add to total due to rounding.
2
1
1

12%
10%
8%
6%
4%
2%
0%
10.07%
8.54%
6.27%
5.50%
5.59%
1Q11
2Q11
3Q11
4Q11
1Q12
30+ Delq.
Net Charge-Offs (ann.)
NPLs/Total Loans

Construction 14%
Land 7%
Mini-Perm/Non-Construction 79%

Hospitality 9%
Other 9%
Retail 24%
Land 7%
Industrial 14%
Multi-Family 17%
Office 20%

FIRST HORIZON NATIONAL CORPORATION

20
Income CRE Portfolio
Performance
Balances of $1.2B at 3/31/12
97% managed in Regional Banking with relationship-
oriented customers
Proactively managing problem projects and maturities
to regulatory standards
Do not capitalize interest and do not fund interest on
distressed properties
Net charge-offs up $6mm linked quarter to $8mm
Reserves of 2.6% at 3/31/12
Continued improvement and stabilization
Loan Type NPLs By Product Type Collateral Type
Numbers may not add to total due to rounding.  Data as of 1Q12.
1 As of 3/31/12; NPLs as a percentage of each portfolio.
2 “Other” includes Non-Owner Occupied Single Family Residential and Multi-Use Projects.
Land
Other
Office
Multi-Family
Retail
Industrial
Hospitality
34.0%
14.6%
5.9%
1.3%
1.3%
1.0%
0.0%
1
1
1
2

Core Banking Customers TN 44%
CA 13%
GA 3%
FL 3%
Other 37%

6%
4%
2%
0%
1.00%
2.21%
2.19%
3.26%
4.97%
>=740
720-739
700-719
660-699
<660

4%
3%
2%
1%
0%
1.74%
3.36%
Retail
Wholesale

3%
2%
1%
0%
1.33%
2.26%
1st Lien
2nd Lien

FIRST HORIZON NATIONAL CORPORATION

21
Home Equity: Performance and Characteristics
Portfolio Characteristics Geographic Distribution
30+ Delinquency: Key Drivers
FICO Score-Origination Lien Position Channel
54%
% of portfolio
13% 12% 14% 8% 88% 12%
% of portfolio
38% 62%
% of portfolio
First Second Total
Balance $2.2B $3.6B $5.9B
Original FICO 744 736 739
Refreshed FICO 742 722 729
Original CLTV 73% 81% 78%
Full Doc 85% 71% 76%
Owner Occupied 89% 96% 93%
HELOCs $0.8B $2.8B $3.6B
Weighted Average
HELOC Utilization
51% 62% 59%
Data as of 1Q12. Numbers/Percentages may not add due to rounding.
All charts and graphs include $467.0mm of restricted and secured consumer real estate loans.

3%
2%
1%
0%
2.30%
0.92%
1Q11
2Q11
3Q11
4Q11
1Q12
Regional Banking
Non-Strategic

$40
$30
$20
$10
$0
1Q11
2Q11
3Q11
4Q11
1Q12
Regional Banking
Non-Strategic
Restricted

$3
$2
20%
15%
10%
5%
0%
19%
16%
14%
15%
18%
1Q11
2Q11
3Q11
4Q11
1Q12
PE Balance
Restricted and Secured Balances
Constant Pre- Payment Rate (Right Axis)

FIRST HORIZON NATIONAL CORPORATION

22
Consumer Real Estate Portfolio
30+ Delinquency: Non-Strategic vs. Regional Net Charge-Offs
Non-Strategic Portfolio Run-Off
Industry¹
= 6.63%
$4B
$60mm
$43
$40
$35
$31
$30
1 Source: McDash industry data as of January 2012.
All charts and graphs include $467.0mm of restricted and secured consumer real estate loans.

$20
$15
$10
$5
$0
2005
2006
2007
2008
FNMA ("Fannie")
FHLMC ("Freddie")
GNMA("Ginnie")

FIRST HORIZON NATIONAL CORPORATION

23
Mortgage Repurchases:
Origination and Loan Characteristics
GSE and Pipeline GSE Originations
~$70B of GSE originations from 2005 to 2008
Received ~$1.5B
1
of GSE-related repurchase requests
to date, or 2.1% of originations
Represent 99% of all active repurchase/make whole
requests in pipeline at 3/31/12
Pipeline of requests declined to $380mm in 1Q12,
down 28% from 1Q11
$287mm of GSE-related repurchase claims
$54mm of mortgage insurer-related cancellations
$3mm of non-GSE whole loan-related claims
$36mm of other non-repurchase requests
Other Whole Loan Sales/Non-GSE
Represent 1% of all active repurchase/make whole
requests in 1Q12 pipeline
Repurchase requests to date largely driven by MI
cancellations
Loans were bundled with other companies’ loans and
securitized by the purchasers
A trustee has commenced a legal action seeking
repurchase of FHN loans
Two purchasers have requested indemnity related to
four securitizations
$25B
2
1
Requests include MI cancellation notices
.

2
GSEs account for 99 percent of all actual repurchase/make-whole requests in the pipeline as of 3/31/12 and 91 percent of the active pipeline inclusive of PMI cancellation notices and all other claims

$4
$3
$2
$1
$0
2004
2005
2006
2007
Jumbo Original Balance (~$13B)
Jumbo Remaining Balance (~$4B)

$8
$6
$4
$2
$0
2004
2005
2006
2007
Alt-A Original Balance (~$20B)
Alt-A Remaining Balance (~$7B)

24
Mortgage Repurchases:
First Horizon Branded Private Securitizations
FHN Alt-A Securitizations
$10B
$5B
~$47B of FHN securitizations from 2000 to 2007
~$33B of FHN securitizations from 2004 to 2007
9 FHN securitizations of jumbo loans called in 2Q11
and 4Q10
102 active first lien FHN mortgage securitizations,
comprised of 46 Jumbo and 56 Alt-A
Outstanding UPB of ~$11B
63% Alt-A
37% Jumbo Loans
FHN private securitizations consisted of 60% Alt-A,
40% Jumbo, and no Subprime
Average FHN securitization size at origination of
$325mm was much smaller than the industry average
of $858mm
2004-2007 FHN Private Mortgage Securitizations FHN Jumbo Securitizations
1
1
1
2
1
Data source: LoanPerformance, CPRCDR, Intex, PolyPaths, Bloomberg with company analysis. FHN has not verified data accuracy. Excludes inactive deals. Data as of Feb 2012 with March remits.
Supplemental private securitization data provided on FHN’s  website at ir.fhnc.com.
²Aggregate original UPB of $3.8B. Upon recognition by FHN called loans are no longer subject to repurchase risk.

25
First Horizon Branded Private Mortgage Securitizations:
Risk Remains Manageable
FHN Private Securitization Repurchase Risk
Different than GSE Risk
FHN Private Mortgage Securitization Facts
FHN private securitizations consisted of 60% Alt-A,
40% Jumbo, and no Subprime
Average FHN securitization size at origination of
$325mm was much smaller than the industry average
of $858mm
Five FHN securitization-related lawsuits outstanding
No repurchase requests related to first lien FHN
securitizations
68% of current UPB dollar-weighted 2004-2007 FHN
private securitizations are outperforming industry
cohort on cumulative loss
87% of current UPB dollar-weighted 2004-2007 FHN
private securitizations are outperforming industry
cohort on 60D+ delinquencies
100% of active FHN securitization deals are older
than 4 years
90% are older than 5 years
All deals will reach 5 years in age by year end 2012
1
Data source: LoanPerformance, CPRCDR, Intex, PolyPaths, Bloomberg with company analysis. FHN has not verified data accuracy. Excludes inactive deals. Data as of February 2012 with March remits.
2
Two suits are from 2H10 and the other 2, including a suit by FHFA, are from 3Q11.  In a fifth suit, FHN is not a defendant, but has received contractual indemnity claims from an underwriter defendant.
Resolution
Representations
Access
Voting Rights
Generally, reps and warranties
are not as comprehensive as
GSE whole-loan reps and
warranties
No specific representation and
warranty on third-party fraud
in the origination
Difficult for most non-
governmental investors to
access loan files
Significant upfront cost with
unknown returns; must
indemnify trustee
Generally requires a
coordinated investor effort to
compel trustees to investigate
and pursue repurchase claims
Investor interests are not
necessarily aligned
Longer resolution
process expected
Longer timeline may decrease
probability of successful claims
1
2

24%
18%
12%
6%
0%
2004
2005
2006
2007

35%
28%
21%
14%
7%
0%
2004
2005
2006
2007

6%
5%
4%
3%
2%
1%
0%
2004
2005
2006
2007

15%
12%
9%
6%
3%
0%
2004
2005
2006
2007

FIRST HORIZON NATIONAL CORPORATION

26
First Horizon Branded Private Mortgage Securitizations:
Delinquencies and Cumulative Losses
Jumbo 60+ Day Delinquencies Alt-A 60+ Day Delinquencies
Jumbo Cumulative Losses Alt-A Cumulative Losses
Data as of February 2012.  March Remits.
Data source: LoanPerformance, CPRCDR, Intex, PolyPaths, Bloomberg with company analysis.  FHN has not verified the data accuracy.
1
Cohort (Industry) = Loans of similar type/vintage relevant reference group.
Numbers may not add to total due to rounding. Supplemental private securitization data provided on FHN’s website at ir.fhnc.com.
6% 12% 8% 11%
Vintage Remaining Balance / Total 2004-2007 Current Jumbo and Alt-A Balance
6% 29% 20% 9%
11% 12% 8% 9%
Vintage Original Balance / Total 2004-2007 Original Jumbo and Alt-A Balance
8% 27% 18% 7%
FHN Industry
1

Cumulative Loss 5%
60D+Delinquent[2] 7%
Performing UPB 34%
Paid Off 53%
$0.8
$0.6
$0.4
$0.2
$0.0

FIRST HORIZON NATIONAL CORPORATION

FHFA Litigation Certificate Breakdown
FHFA Litigation Securitizations
$874mm*
27
*The original balance related to the FHFA lawsuit is $874mm, plus an additional $9mm of cost over par, totaling $883mm
Numbers and percentages may not add to total due to rounding. Data source: March 2012 Trustee Reports and the FHFA lawsuit filed on 9/2/11.
1 In April 2007, the GSEs purchased the remaining $161mm of UPB in the FHAMS 2005-AA12 IIA1 tranche, as reported in the FHFA lawsuit. This tranche had an origination balance of $213mm.
2 60D+ Delinquent defined as delinquency status of 60 days or more and also bankruptcies, foreclosures and REO in such status for 60 days or more.
($ in Millions)
Alt-A Deal
FHFA-Related
Tranche
Original
UPB
Paid
Off
Current
UPB
Performing
UPB
60D+
Delinq
Cumulative
Loss
FHAMS 2005-AA9      IIA1 $214 $118 $89 $74 $15 $7
FHAMS 2005-AA10     IA1 $140 $80 $56 $47 $9 $4
FHAMS 2005-AA11     IA1 $129 $67 $53 $45 $8 $9
FHAMS 2005-AA12     IIA1 $161 $69 $82 $67 $15 $10
FHAMS 2006-AA1      IA1 $230 $133 $84 $67 $18 $12
FHFA Total
1
$874 $466 $364 $300 $64 $43
$1.0B

Reconciliation to GAAP Financials
Slides in this presentation use non-GAAP information of net interest income adjusted for impact of FTE. That information is not presented according to generally accepted accounting principles (GAAP), and is reconciled to
GAAP information below.
28
($ in 000s) 1Q12 4Q11 3Q11 2Q11 1Q11
Regional Banking
Net interest income (GAAP) $146,554 $150,116 $140,613 $136,296 $134,771
FTE adjustment 1,493 1,510 1,434 1,353 1,243
Net interest income adjusted for impact of FTE (Non-GAAP) $148,047 $151,626 $142,047 $137,649 $136,014
Capital Markets
Net interest income (GAAP) $5,684 $5,527 $5,552 $5,509 $5,503
FTE adjustment 140 106 81 76 72
Net interest income adjusted for impact of FTE (Non-GAAP) $5,824 $5,633 $5,633 $5,585 $5,575
Corporate
Net interest income (GAAP) ($4,727) ($3,764) ($494) $412 ($332)
FTE adjustment 26 34 40 68 71
Net interest income adjusted for impact of FTE (Non-GAAP) ($4,701) ($3,730) ($454) $480 ($261)
Non-Strategic
Net interest income (GAAP) $24,418 $26,998 $30,669 $30,643 $32,813
FTE adjustment 0 0 0 0 0
Net interest income adjusted for impact of FTE (Non-GAAP) $24,418 $26,998 $30,669 $30,643 $32,813
Total Consolidated
Net interest income (GAAP) $171,929 $178,877 $176,340 $172,860 $172,755
FTE adjustment 1,659 1,650 1,555 1,497 1,386
Net interest income adjusted for impact of FTE (Non-GAAP) $173,588 $180,527 $177,895 $174,357 $174,141

Reconciliation to GAAP Financials
Slides in this presentation use non-GAAP information of tangible assets, tangible common equity, tier 1 common capital, and various ratios using one or more of those measures. That information is not presented according to generally accepted accounting principles (GAAP), and is reconciled to GAAP information below.
29
1
Includes goodwill and other intangible assets, net of amortization.
2
Current quarter is an estimate.
Numbers may not add to total due to rounding.
($ in millions) 1Q12 4Q11 3Q11 2Q11 1Q11
Tangible Common Equity (Non-GAAP)
Total equity (GAAP) $2,674.2 $2,684.6 $2,743.2 $2,681.4 $2,640.1
Less: Noncontrolling interest 295.2 295.2 295.2 295.2 295.2
Total common equity 2,379.0 2,389.5 2,448.1 2,386.2 2,344.9
Less: Intangible assets (GAAP)
1
159.9 159.9 160.9 164.1 183.6
Tangible common equity (Non-GAAP) 2,219.1 2,229.6 2,287.2 2,222.2 2,161.3
Less: Unrealized gains on AFS securities, net of tax 67.1 67.1 79.4 58.1 39.3
Adjusted tangible common equity (Non-GAAP) 2,152.1 2,162.5 2,207.8 2,164.1 2,121.9
Tangible Assets (Non-GAAP)
Total assets (GAAP) $25,679.0 $24,789.4 $25,571.5 $25,054.1 $24,438.3
Less: Intangible assets (GAAP)
1
159.9 159.9 160.9 164.1 183.6
Tangible assets (Non-GAAP) 25,519.1 24,629.5 25,410.6 24,890.0 24,254.7
Tier 1 Common (Non-GAAP)
Tier 1 capital
2
$2,835.0 $2,850.5 $2,875.1 $2,818.5 $2,790.3
Less: Noncontrolling interest - FTBNA Preferred Stock 294.8 294.8 294.8 294.8 294.8
Less: Trust preferred 200.0 200.0 200.0 200.0 200.0
Tier 1 common (Non-GAAP)
2
2,340.2 2,355.6 2,380.3 2,323.7 2,295.5
Risk Weighted Assets
Risk weighted assets
2
$19,942.7 $20,026.4 $19,910.8 $19,589.3 $19,569.0
Ratios
Tangible common equity to tangible assets (TCE/TA) (Non-GAAP) 8.70% 9.05% 9.00% 8.93% 8.91%
Total equity to total assets (GAAP) 10.41% 10.83% 10.73% 10.70% 10.80%
Tier 1 common ratio (Non-GAAP)
2
11.73% 11.76% 11.95% 11.86% 11.73%
Tier 1 capital to total assets (GAAP)
2
11.04% 11.50% 11.24% 11.25% 11.42%
Tangible common equity to risk weighted assets (TCE/RWA) (Non-GAAP)
2
11.13% 11.13% 11.49% 11.34% 11.04%
Tangible common equity plus reserves to risk weighted assets (Non-GAAP)
2
12.86% 13.05% 13.75% 14.02% 14.05%
Total equity plus reserves to total assets (GAAP) 11.76% 12.38% 12.49% 12.79% 13.21%

Reconciliation to GAAP Financials
Slides in this presentation use non-GAAP information of net interest income, assets, net interest margin, net charge-
offs, fee income, revenue, expense and various ratios using one or more of those measures. That information is not presented according to generally accepted accounting principles (GAAP), and is reconciled to GAAP information below.
30
Numbers may not add to total due to rounding.
1 ROA and Net Charge-offs / Average loans are annualized.
1Q12
Return
on Assets
1
Net Interest
Margin
Net Charge-Offs/
Average Loans
1
Fee Income /
Total Revenue
Efficiency
Ratio
Regional Bank (GAAP) 1.56% 5.16% 0.50% 29% 68%
Capital Markets (GAAP) 3.41% 1.18% 0.00% 95% 71%
Corporate (GAAP) -0.46% -0.49% NM 206% 535%
Core (Non-GAAP) 1.23% 3.42% 0.49% 54% 75%
Non-Strategic (GAAP) -2.13% 2.05% 2.90% 52% 157%
Consolidated (GAAP) 0.53% 3.12% 1.16% 54% 86%
Regional Banking 1Q12 4Q11 1Q11
Total Revenue ($000) $206,455 $214,675 $201,090
FTEs 3,160 3,258 3,470
Revenue Per FTE ($000) $65 $66 $58
1Q12 4Q11 1Q11
Regional Bank Pre-Tax Income (GAAP) $75 $91 $66
Regional Bank Provision (GAAP) -$7 -$13 -$12
Capital Markets Pre-Tax Income (GAAP) $32 $27 $22
Corporate Pre-Tax Income (GAAP) -$18 -$23 -$8
Core Pre-Tax Pre-Provision Income(Non-GAAP) $81 $82 $67
Non-Strategic Pre-Tax Income (GAAP) -$44 -$57 -$25
Non-Strategic Provision (GAAP) $15 $23 $13
Consolidated (GAAP) $52 $48 $55
Pre-Tax Pre-Provision Income
($ in millions)